UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN DYNASTY MINERALS LTD.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

14th Floor, 1040 West Georgia Street

Vancouver, British Columbia

Canada V6E 4H1

Tel: (604) 684-6365

(Address and telephone number of Registrant's principal executive offices)

Pebble East Claims Corporation
2525 Gambell Street, Suite 405
Anchorage, Alaska, USA 99503
Tel: 1-877-450-2600

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Trevor Thomas, General Counsel Northern Dynasty Minerals Ltd. 14th Floor, 1040 West Georgia Street Vancouver, British Columbia Canada V6E 4H1 (604) 684-6365	Michael Taylor McMillan LLP 1500 - 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7 (604) 689-9111

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

I-1

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and the United States.  Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary),and are also available electronically at www.sedarplus.ca and www.sec.gov.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	July 2, 2025

US$75,000,000

Common Shares
Warrants
Subscription Receipts

Debt Securities
Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale of common shares (the "Common Shares"), warrants (the "Warrants") and subscription receipts (the "Subscription Receipts), debt securities (the "Debt Securities") or any combination of such securities (the "Units") (all of the foregoing, collectively, the "Securities") by Northern Dynasty Minerals Ltd. (the "Company" or "Northern Dynasty") from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$75,000,000.  The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").  In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See "The Selling Securityholders".

The Company’s outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “NDM” and on the NYSE American under the symbol “NAK”.  On June 30, 2025, the closing price of our Common Shares as reported on the TSX was $1.84 per share.   On June 30, 2025, the closing price of our Common Shares as reported on the NYSE American was US$1.34 per share.

Investing in the Securities of the Company involves a high degree of risk.  You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities.  See "Risk Factors".

There is currently no market through which the Warrants, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See Risk Factors."

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements.  Prospective investors in the United States should be aware that such requirements are different from those of the United States.  Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS® Accounting Standards (“IFRS Accounting Standards”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies.  Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) and our independent registered public accounting firm is subject to Canadian and the United States Securities and Exchange Commission (“SEC”) independence standards.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.  Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, and that none of the experts named in the registration statement are residents of the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Subscription Receipts or Debt Securities comprising the Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of the Company with respect to the payment of the principal, premium, if any, and interest on the Debt Securities. The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor. For a more detailed description of the Debt Securities that may be offered, see "Description of Securities - Debt Securities - Guarantees", below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements have been obtained.  Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions. We and any selling securityholders may offer and sell Securities to, or through, underwriters, dealers, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers agents or selling securityholders involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.

In connection with any underwritten offering of securities, excluding an ATM Distribution (as defined and discussed below), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires securities forming part of the underwriters' over-allocation position acquires those securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

We may effect sales of the Common Shares from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX or NYSE American or other existing trading markets for the Common Shares, and as set forth in a Prospectus Supplement for such purpose. No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Common Shares. See "Plan of Distribution".

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Ms. Josie Hickel, Mr. Wayne Kirk, and Ms. Isabel Satra, each a director of the Company, reside outside of Canada. Each of Ms. Hickel, Mr. Kirk and Ms. Satra has appointed the Company's counsel, McMillan LLP, located at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Our head office is at 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1.  The registered office of the Company is located at Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

GENERAL MATTERS

In this Prospectus, "Northern Dynasty", "we", "us" and "our" refers, collectively, to Northern Dynasty Minerals Ltd. and our wholly owned subsidiaries, including the Pebble Partnership.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a "reporting issuer" under Canadian securities laws in each of the provinces of Canada, except Quebec.  In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").  Our common shares are traded in Canada on the TSX under the symbol "NDM" and in the United States on the NYSE American under the symbol "NAK".

This Prospectus is a base shelf prospectus that:

1. we have filed with the securities commissions in each of the provinces of Canada, except Quebec (the "Canadian Qualifying Jurisdictions") in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102-Shelf Distributions ("NI 44-102"); and

2. forms part of a registration statement on Form F-10 (the "Registration Statement") that we filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "U.S. Securities Act") under the Multilateral Jurisdiction Disclosure System between Canada and the United States (the "MJDS").

Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings.  This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering.  The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each shelf prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

GLOSSARY OF TERMS

We use the following defined terms in this Prospectus:

2020 Project Plan	The project plan under the updated Project Description, as described in the final environmental impact statement for the Pebble Project
2020 ROD	The Record of Decision issued by the USACE on November 20, 2020, denying the permit application of the Pebble Partnership under Section 404 of the CWA

2023 PEA	The NI 43-101 technical report entitled, Pebble Project, NI 43-101 Technical Report Update and Preliminary Economic Assessment, Alaska, United States of America, Effective Date: August 21, 2023 Amended & Restated Report Date: September 18, 2023 by Robin Kalanchey, P.Eng., Ausenco Engineering Canada Inc., Scott Weston, P.Geo., Ausenco Sustainability Inc., Graeme Roper, P.Geo., Tetra Tech Canada Inc., Greg Z. Mosher, P.Geo., Tetra Tech Canada Inc., Hassan Ghaffari, P.Eng., Tetra Tech Canada Inc., Sabry Abdel Hafez, PhD, P.Eng., Worley Canada Services Ltd., Les Galbraith, P.Eng., P.E., Knight Piésold Ltd., Stuart J. Parks, P.E., NANA Worley, James Wescott Bott, P.E., HDR Alaska Inc., Steven R. Rowland, P.E., RECON LLC
2024 ROD	The record of decision issued by the USACE on April 15, 2024, denying the permit on the basis that the Pebble Project and portions of the required transportation and pipeline corridor fall within the "defined areas for prohibition" and the "defined area for restriction" in the EPA's Final Determination, as described in detail below in Our Business - Development of Our Business - Status of Permitting Application under CWA 404
2025 Executive Order	The executive order of President Trump dated January 20, 2025 entitled "Unleashing Alaska' s Extraordinary Resource Potential"
Administrative Appeal Decision	The administrative appeal decision of the USACE dated April 24, 2023, issued in respect of the appeal by the Pebble Partnership of the Alaska District's Record of Decision of the Pebble Partnership's permit application under Section 404 of the CWA
Alaska District	The Alaska District of the USACE
BCBCA	Business Corporations Act (British Columbia).
CMP	A compensatory mitigation plan
Convertible Notes	10-year convertible notes aggregating to US$15 million pursuant to an investment agreement with Kopernik Global Investors, LLC, on behalf of its clients, as discussed below under "Description of Business -Financing Activities"
CWA	United States Clean Water Act
CWA 404 Permit Application	The permit application submitted by the Pebble Partnership to the USACE in December 2017 under Section 404 of the CWA
EIS	Environmental Impact Statement
EPA	United States Environment Protection Agency
Exchange Act	The United States Securities Exchange Act of 1934, as amended.
Final Determination	The final determination of the EPA issued on January 30, 2023, under the CWA
Final EIS	The final EIS published by the USACE in July 2020.
June 2020 Revised Permit Application	The revised CWA 404 Permit Application submitted by the Pebble Partnership to the USACE in June 2020 under Section 404 of the CWA

NEPA	The United States National Environmental Policy Act
NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators.
Original Proposed Determination	The original proposed determination of the EPA under Section 404(c) of the CWA in respect of the Pebble Project published in July 2014
Pebble Partnership	The Pebble Limited Partnership, an Alaskan registered limited partnership wholly owned by the Company
Pebble Deposit	The copper, gold, molybdenum, silver and rhenium mineral deposit located in southwest Alaska on the mining claims and leasehold interests of the Pebble Partnership
Pebble Project	The development of a mine producing copper, gold, molybdenum, silver and rhenium minerals from the Pebble Deposit
PIR	Public Interest Review under the CWA permitting process
Project Description	The production plan and corresponding project configuration for the development of the Pebble Project, as presented in the original December 2017 Permit Application, subsequently amended, and reflected in the Final EIS
Proposed Project	The development of the Pebble Project in accordance with the 2023 PEA
Record of Decision	The Record of Decision issued by the USACE on November 20, 2020 denying the permit application of the Pebble Partnership under Section 404 of the CWA
Remand Process	The remand process ordered by the USACE Pacific Ocean Division under its Administrative Appeal Decision on April 25, 2023, under which the Alaska District of the USACE was ordered to re-evaluate specific issues relating to the ROD
Request for Appeal	The Pebble Partnership's request for appeal of the Record of Decision
Revised Proposed Determination	The revised proposed determination of the EPA under Section 404(c) of the CWA in respect of the Pebble Project published in May 2022
ROD	A record of decision issued by the USACE in connection with the permitting process under Section 404 of the CWA
Royalty Agreement	The royalty agreement dated July 26, 2022 between the Pebble Partnership, together with certain other wholly-owned subsidiaries of the Pebble Partnership, and the Royalty Holder, as subsequently amended
Royalty Holder	The royalty holder named in the Royalty Agreement
SEC	The United States Securities and Exchange Commission.
U.S.	The United States of America.
USACE	The United States Army Corps of Engineers
U.S. Securities Act	The United States Securities Act of 1933, as amended.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained from us upon request without charge from Northern Dynasty Minerals Ltd., 14th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR+") at www.sedarplus.ca.

The following documents ("documents incorporated by reference" or "documents incorporated herein by reference") have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

1. our annual information form for the year ended December 31, 2024 dated March 27, 2025 (the "2024 AIF");

2. our audited consolidated financial statements for the financial years ended December 31, 2024 and 2023, together with the notes thereto and the reports of the independent registered public accounting firm thereon (the "2024 Annual Financial Statements");

3. our annual management's discussion and analysis of financial condition and operations for the financial year ended December 31, 2024 (the "2024 MD&A");

4. our interim consolidated financial statements for the three months ended March 31, 2025 (the “Q1 2025 Interim Financial Statements”);

5. our interim management and discussion and analysis of financial condition and operations for the three months year ended March 31, 2025 (the “Q1 2025 MD&A”); and

6. our management information circular dated May 2, 2025 prepared in connection with the annual general meeting of our shareholders held on June 19, 2025.

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph, including all annual information forms, all information circulars, all annual and interim financial statements and management's discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 - Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement.  As discussed below, this Prospectus may also expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

In addition, the Company may determine to incorporate into any Prospectus Supplement to this Prospectus, including any Prospectus Supplement that it files in respect of an "at-the-market" offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws).  In this event, the Company will identify such news release as a "designated news release" for the purposes of the Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR+ (any such news release, a "Designated News Release"), and any such Designated News Release shall be deemed to be incorporated by reference into the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates. These documents will be available through the internet on SEDAR+.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part.  In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and to the extent expressly provided therein.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained.  A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words "may", "will", "should", "continue", "expect", "anticipate", "estimate", "believe", "intend", "plan" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

1. our goal regarding the potential for securing the necessary permitting for the Pebble Project and our ability to establish that such a permitted mine can be economically developed;

2. the success of (i) the action that has commenced in the U.S. federal court challenging the EPA's actions and the 2020 ROD and 2024 ROD issued by the USACE in connection with the EPA's Final Determination to prevent the Company and the Pebble Partnership from building a mine at the Pebble Project and our related litigation approach, and (ii) our action in the U.S. federal court asserting that the Final Determination constitutes an unconstitutional "taking" of property;

3. if the challenge to the EPA's Final Determination and the USACE's 2020 ROD and 2024 ROD are successful, our ability to obtain the issuance of a positive final ROD under Section 404 of the CWA and obtain other federal and state permits required for the Pebble Project, including under the CWA, the NEPA, and relevant legislation;

4. any actions that may be taken by the EPA further to the 2025 Executive Order;

5. the outcome of the US government investigations involving the Company;

6. our ability to successfully defend against purported class action lawsuits that have been commenced against the Company;

7. our plan of operations, including our plans to carry out and finance exploration and development activities;

8. our ability to raise capital for exploration, permitting and development activities and meet our working capital requirements;

9. our expected financial performance in future periods;

10. our expectations regarding the exploration and development potential of the Pebble Project;

11. the outcome of the legal proceedings in which we are engaged;

12. the contribution of the Pebble Project to the United States federal, state and regional economies;

13. that any additional prepayment investments will be made in connection under our gold and silver production Royalty Agreement for the Pebble Project;

14. uncertainties related to the conflict in Ukraine and in the Middle East; and

15. factors relating to our investment decisions.

Such forward looking statements or information related to the 2023 PEA include but are not limited to statements or information with respect to the mined and processed material estimates, the internal rate of return, the annual production, the net present value, the life of mine, the capital costs, operating costs estimated for each of the Proposed Project and the expansion scenarios for the Pebble Project, other costs and payments for the proposed infrastructure for the Pebble Project (including how, when, where and by whom such infrastructure will be constructed or developed), projected metallurgical recoveries, plans for further development, and securing the required permits and licenses for further studies to consider expansion of the operation, market price of precious and base metals, or other statements that are not statement of fact.

Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect.  We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

Key assumptions upon which the Company's forward-looking information are based include:

1. that we will ultimately be able to demonstrate that the Pebble Project can be economically developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state, and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of the Pebble Project;

2. that we will be able to secure sufficient capital necessary for continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing to advance to ultimate construction;

3. that we will be successful in challenging the EPA's Final Determination and the USACE's 2024 ROD through the legal actions that we have commenced or that these decisions will be reversed;

4. that, after such success, we will ultimately succeed in receiving a positive ROD from the USACE and the necessary permits for the Pebble Project;

5. that the market prices of copper, gold, molybdenum, rhenium and silver will not decline significantly or stay depressed for a lengthy period;

6. that key personnel will continue their employment with us; and

7. that we will continue to be able to secure adequate financing on acceptable terms.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Forward looking statements are also subject to risks and uncertainties facing our business, any of which could have a material impact on our outlook.

Some of the risks we face and the uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

1. we may be unsuccessful in the legal actions that we have commenced to challenge the EPA's Final Determination;

2. we may be unsuccessful in seeking to challenge the USACE's permitting decisions;

3. even if we succeed in our legal actions to reverse the Final Determination and the USACE's permitting decisions, we may be unsuccessful in receiving a positive ROD from the USACE and the necessary permits required for the Pebble Project and, specifically, we may be unsuccessful in our efforts to present a revised CMP to the Alaska District that will address the concerns of the Alaska District as to the impacts of the Pebble Project;

4. there is no assurance that the 2025 Executive Order will result in any change to the EPA's Final Determination or the EPA's defence of the legal actions that we have commenced to reverse the Final Determination and the USACE's permitting decisions;

5. if we are successful in our "takings" case against the U.S. (currently paused while the actions to reverse the Final Determination and the USACE's permitting decisions are proceeding), there is no assurance as to any amount that we would ultimately recover;

6. our inability to ultimately obtain permitting for the Pebble Project from federal, state and local authorities;

7. an inability to establish that the Pebble Project may be economically developed and mined or contain commercially viable deposits of ore based on a mine plan for which government authorities are prepared to grant permits;

8. despite resolving the shareholder class-action securities litigation claims that have been filed against us in the U.S. and Canada, we may still need to litigate securities litigation claims that might be filed on an individual (non-class) basis with respect to any shareholders who "opted-out" of the U.S. class settlement;

9. the uncertainty of the outcome of current or future government investigations and inquiries, including but not limited to, matters before a federal grand jury in Alaska;

10. our ability to obtain funding for working capital and other corporate purposes associated with advancement of the Pebble Project;

11. the Royalty Holder under our gold and silver production Royalty Agreement may not increase its investment;

12. an inability to continue to fund exploration and development activities and other operating costs;

13. our actual operating expenses may be higher than projected;

14. the highly cyclical and speculative nature of the mineral resource exploration business;

15. the technical uncertainties of the Pebble Project and the lack of established reserves on the Pebble Project;

16. an inability to recover even the financial statement carrying values of the Pebble Project if we cease to continue as a going concern;

17. the potential for loss of the services of key executive officers;

18. a history of, and expectation of further, financial losses from operations impacting our ability to continue as a going concern;

19. the volatility of gold, copper, molybdenum, silver and rhenium prices and share prices of mining companies;

20. uncertainty related to the conflicts in Ukraine and the Middle East;

21. the impact of inflation on project costs and budgets going forward;

22. stock market volatility and the impact on our ability to complete equity financings;

23. the inherent risk involved in the exploration, development and production of minerals, and the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

24. the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

25. potential claims by third parties to titles or rights involving the Pebble Project;

26. the uncertainty of the outcome of current or future litigation including, but not limited to, our challenge of the EPA's Final Determination;

27. the inability to insure our operations against all risks;

28. the highly competitive nature of the mining business;

29. the terms of the Convertible Notes may adversely impact our ability to complete future equity financings;

30. the potential equity dilution to current shareholders due to any future equity financings or from the exercise of outstanding share purchase options and warrants to purchase the Company's shares; and

31. that we have never paid dividends and will not do so in the foreseeable future.

The likelihood of future mining at the Pebble Project is subject to a large number of risks and will require achievement of a number of technical, economic and legal objectives, including (i) obtaining necessary mining and construction permits, licenses and approvals without undue delay, including without delay due to third party opposition or changes in government policies, (ii) the finalization of the project plan for the Pebble Project, including the financial results of the 2023 PEA, (iii) the completion of feasibility studies demonstrating that any Pebble Project mineral resources that can be economically mined, (iv) the completion of all necessary engineering for mining, processing and infrastructure facilities, (v) our ability to secure a partner for the development of the Pebble Project, and (vi) our receipt of significant additional financing, including that associated with the full Royalty Agreement, to fund these objectives as well as funding mine construction.

While the effort was made to list the primary risk factors, this list should not be considered exhaustive of the factors that may affect any of our forward-looking statements or information. Investors should refer to the section of this Prospectus entitled "Risk Factors" for a comprehensive discussion of the risk factors that we face.  In addition, investors should refer to the risk factors identified in our 2024 AIF, our 2024 MD&A and our Q1 2025 MD&A.  Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above and otherwise contained herein.

Our forward-looking statements and risk factors are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus.  Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information.  Accordingly, readers should not place undue reliance on forward-looking information.  We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

We qualify all the forward looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS AND RESOURCE ESTIMATES

As a Canadian issuer, we are required to comply with reporting standards in Canada that require that we make disclosure regarding our mineral properties, including any estimates of mineral reserves and resources, in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been reported in accordance with NI 43-101.

This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on mineral resources and reserves (the "CIM Definition Standards") adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM Council"), as required by NI 43-101.  The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014 (the "CIM Definitions"):

feasibility study	A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a pre-feasibility study.
indicated mineral resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.
inferred mineral resource	That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred mineral resource has a lower level of confidence than that applying to an Indicated mineral resource and may not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with continued exploration.
measured mineral resource	That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of modifying factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A measured mineral resource has a higher level of confidence than that applying to either an Indicated mineral resource or an Inferred mineral resource. It may be converted to a proven mineral reserve or to a Probable Mineral Reserve.

mineral reserve	The economically mineable part of a measured and/or indicated mineral resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at Pre-Feasibility or Feasibility level as appropriate that include application of modifying factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a Mineral Reserve must be demonstrated by a pre-feasibility study or feasibility study.
mineral resource	A concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.
modifying factors	Considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.
pre-feasibility study	A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. A pre-feasibility study is at a lower confidence level than a feasibility study.
probable mineral reserve	The economically mineable part of an Indicated, and in some circumstances, a measured mineral resource. The confidence in the modifying factors applying to a Probable Mineral Reserve is lower than that applying to a proven mineral reserve.
proven mineral reserve	The economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS

As a result of the adoption of the SEC Modernization Rules which became effective February 25, 2019 (the "SEC Modernization Rules"), SEC now recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" which are "substantially similar" to the corresponding CIM Definitions.  In addition, the SEC has amended its definitions of "proven mineral reserves" and "probable mineral reserves" to be "substantially similar" to the corresponding CIM Definitions.

We are not required to provide disclosure on our mineral properties, including the Pebble Project, under the SEC Modernization Rules as we are presently a "foreign issuer" under the U.S. Exchange Act and entitled to file continuous disclosure reports with the SEC, including our annual report on Form 40-F, under the MJDS between Canada and the United States. Accordingly, we anticipate that we will be entitled to continue to provide disclosure on our mineral properties, including the Pebble Project, in accordance with NI 43‐101 disclosure standards and CIM Definition Standards. However, if we either cease to be a "foreign issuer" or cease to be entitled to file reports under the MJDS, then we will be required to provide disclosure on our mineral properties under the SEC Modernization Rules. Accordingly, United States investors are cautioned that the disclosure that we provide on our mineral properties, including the Pebble Project, in this Prospectus and under our continuous disclosure obligations under the U.S. Exchange Act may be different from the disclosure that we would otherwise be required to provide as a U.S. domestic issuer or a non‐MJDS foreign issuer under the SEC Modernization Rules.

Investors are cautioned not to assume that there is no assurance that either (i) any "measured mineral resources" or "indicated mineral resources" will ever be upgraded to "proven reserves" or "probable reserves", or (ii) any "inferred mineral resources" will ever be upgraded to "measured mineral resources" or "indicated mineral resources".

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND
CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with IFRS Accounting Standards, as issued by the IASB, which differs from U.S. generally accepted accounting principles (“U.S. GAAP”) and are audited in accordance with the standards of PCAOB. Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus are references to Canadian dollars.  References to "$" or "CDN$" are to Canadian dollars and references to "U.S. dollars" or "US$" are to United States dollars.

The following were the exchange rates, based on the daily rates as published by the Bank of Canada, for the United States dollar in terms of Canadian dollars for each of the financial years of the Company ended December 31, 2024, December 31, 2023 and December 31, 2022:

	Year ended December 31, 2024	Year ended December 31, 2023	Year ended December 31, 2022
	(in Canadian Dollars)
High	$1.4416	$1.3875	$1.3856
Low	$1.3316	$1.3128	$1.2451
Average	$1.3698	$1.3497	$1.3011
Rate at end of the year	$1.4389	$1.3226	$1.3544

On June 30, 2025, the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.3643.

OUR BUSINESS

This summary does not contain all the information about Northern Dynasty that may be important to you.  You should read the more detailed information and financial statements and related notes that are incorporated by reference into and are considered to be a part of this Prospectus.

We are a mineral exploration company incorporated under the BCBCA that is focused on the exploration and advancement towards feasibility, permitting and ultimately development of the Pebble Project, a copper-gold-molybdenum-silver-rhenium mineral project located in southwest Alaska.  The Pebble Project is comprised of mineral claims that are held by subsidiaries of the Pebble Partnership, which is a 100% wholly-owned subsidiary of Northern Dynasty. Our business in Alaska is operated through the Pebble Partnership. Pebble Mines Corp., a 100% indirectly owned Alaskan subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

The Pebble Project is located in southwest Alaska, 17 miles (27 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

Development of Our Business

The Company acquired a 100% interest in the Pebble Project from an Alaskan subsidiary of Teck Resources Limited ("Teck") in a series of transactions from October 2001 through to June 2006.  Teck has retained certain royalties in the Pebble Project, as described in detail in our 2024 AIF.

The Pebble Partnership was converted into a limited partnership in July 2007 in connection with a joint venture for the Pebble Project entered into between the Company and an affiliate of Anglo American plc ("Anglo American").  Anglo American withdrew from the Pebble Partnership effective December 10, 2013.

Status of Permitting Application under CWA 404

The Pebble Partnership developed a project design for the Pebble Project in 2017.  This design was incorporated in the CWA 404 permit application submitted to the USACE on December 22, 2017, initiating federal review for the Pebble Project under NEPA.  Over the following 2½ years, the project was the subject of intensive review by the USACE and eight federal cooperating agencies (including the EPA and U.S. Fish & Wildlife Service), three state cooperating agencies (including Alaska Department of Natural Resources and Alaska Department of Environmental Conservation), the Lake & Peninsula Borough and federally recognized tribes.  During this time, the 2017 design underwent several rounds of revision prior to the version upon which the Final EIS was based.

On July 24, 2020, the USACE posted the Final EIS on its website.  The Final EIS was viewed by the Company as positive in that it found impacts to fish and wildlife would not be expected to affect harvest levels, there would be no measurable change to the commercial fishing industry, including prices, and there would be a number of positive socioeconomic impacts on local communities.

After consultation with the USACE over several years, a compensatory mitigation plan was submitted to the USACE on November 4, 2020.

On November 25, 2020, the USACE issued the 2020 ROD.  The 2020 ROD rejected the compensatory mitigation plan as "noncompliant" and determined the Pebble Project would cause "significant degradation" and was contrary to the public interest.  Based on this finding, the USACE rejected Pebble Partnership's permit application under the CWA.

The Pebble Partnership submitted the Request for Appeal of the Record of Decision to the USACE Pacific Ocean Division on January 19, 2021.  The Request for Appeal reflects the Pebble Partnership's position that the USACE's Record of Decision and permitting decision are contrary to law, unprecedented in Alaska, and fundamentally unsupported by the administrative record, including the Pebble Project EIS.  The specific reasons for appeal asserted by the Pebble Partnership in the Request for Appeal include (i) the finding of "significant degradation" by the USACE is contrary to law and unsupported by the record, (ii) the USACE's rejection of the Pebble Partnership's compensatory mitigation plan is contrary to USACE regulations and guidance, including the failure to provide the Pebble Partnership with an opportunity to correct the alleged deficiencies, and (iii) the determination by the USACE that the Pebble Project is not in the public interest is contrary to law and unsupported by the public record.

The USACE Pacific Ocean Division issued its Administrative Appeal Decision on April 25, 2023. That decision did not sustain the permit denial decision on the Pebble Project that was originally made by the Alaska District and instead remanded the matter back to the Alaska District to reevaluate specific issues. The Administrative Appeal Decision set forth the RO's assessment of the merits of the Pebble Partnership's reasons for appeal, as set forth in the RFA. The decision found that certain key reasons for appeal had merit, while other arguments did not have merit. As a result, the USACE ordered that the ROD be remanded to the Alaska District Engineer for reconsideration, additional evaluation, and documentation sufficient to support the decisions. Key elements of the decision included the following:

1. The RO generally concluded that the Pebble Partnership's arguments that the finding of "significant degradation" by the Alaska District is contrary to law and unsupported by the record did not have merit  but agreed with the Pebble Partnership that the Alaska District's use of a certain watershed scale for analysis was not supported by the record and remanded this portion of the decision to the Alaska District Engineer for reconsideration, additional evaluation and documentation sufficient to support the decision.

2. The RO concluded that the argument that the CMP was improperly rejected without providing the Pebble Partnership an opportunity to correct the alleged deficiencies did have merit. As a result, the RO remanded the decision to the Alaska District Engineer for reconsideration, additional evaluation and documentation sufficient to support the decision with the specific directions that:

1. the Alaska District should provide complete and detailed comments to the Pebble Partnership on the CMP and that the Pebble Partnership is to have sufficient time to address those comments prior to finalizing a revised CMP for review; and

2. if a CMP is determined to be acceptable and adequately offsets direct and indirect impacts, a new Public Interest Review and Section 404(b)(1) analysis may be required.

3. The RO concluded that certain elements of the Pebble Partnership's arguments regarding the PIR decision analysis had merit and remanded those portions to the Alaska District Engineer for reconsideration, additional evaluation and documentation sufficient to support the decision.

4. The RO concluded that the Pebble Partnership's arguments that the 2020 ROD failed to adequately consider the State of Alaska's interest as the land owner and its designation of the land for mineral development did not have merit.

As a result of the remand decision, and in light of the Final Determination (see EPA Proposed and Final Determinations under the CWA below), the District was instructed to review the appeal decision and to notify the parties how it plans to proceed within 45 days of the date of the administrative Appeal Decision. Extensions to the deadline were requested and approved six times, including on November 27, 2023, when the Division Commander approved the request for an extension until the Supreme Court acted on the State of Alaska's bill of complaint challenging the EPA's exercise of its CWA Section 404(c) authority. On January 8, 2024, the Supreme Court announced they would not hear the State's complaint directly. Consequently, the State would have to go through the normal Federal Court process.

In April 2024, the USACE determined not to engage in the Remand Process. The USACE also issued the 2024 ROD, dated April 15, 2024, to deny the permit on the basis that the Pebble Project and portions of the required transportation and pipeline corridor fall within the "defined areas for prohibition" and the "defined area for restriction" in the EPA's Final Determination. The further denial was stated by the USACE to be without prejudice and not subject to administrative appeal on the basis that the EPA's Final Determination is a controlling factor that cannot be changed by a USACE decision maker. The USACE's further determination is not based on the merits of the many technical issues raised in the Company's appeal and is viewed by the Company as prejudicial to the Company and the Pebble Partnership because the EPA's Final Determination is based on, in part, rationale utilized by the USACE in its 2020 ROD which was not sustained by the Administrative Appeal Decision and the 2020 ROD was based on findings that were counter to the conclusions set out in the final EIS.

On June 7, 2024, Northern Dynasty and the Pebble Partnership filed a motion to add the USACE as a defendant to the action filed against the EPA (further described below), and to amend the complaint to claim that the USACE's permit decision was arbitrary and capricious. The amended complaint claims that the USACE's initial permit denial, which informed the EPA's Final Determination, was flawed in ways that the USACE itself subsequently acknowledged, including (i) that the project might damage the Bristol Bay fishery when USACE's scientific review set forth in the Final EIS had found just the opposite, and (ii) that there was risk of a catastrophic failure of the tailings facility when the Final EIS concluded the probability was very remote. The Company and the Pebble Partnership claim that the USACE's refusal to proceed with the Remand Process is contradictory and prejudicial to the Company and the Pebble Partnership as the EPA's Final Determination is based on the USACE's conclusions which are, in part, required to be reviewed under the Remand Process.

In August 2024, the U.S. Federal District Court in Alaska granted the motion to modify the existing complaint against the EPA by adding the USACE as an additional defendant. There is no assurance that this judicial process will be successful in overturning the ROD.

EPA Final Determination

In February 2014, the EPA announced a pre-emptive regulatory action under Section 404(c) of the CWA to consider restriction or a prohibition of mining activities associated with the Pebble Deposit, referred to as the Original Proposed Determination. From 2014-2017, Northern Dynasty and the Pebble Partnership focused on a multi-dimensional strategy, including legal and other initiatives to ward off the Original Proposed Determination. These efforts were successful, resulting in the joint settlement agreement announced on May 12, 2017, enabling the Pebble Project to move forward with state and federal permitting. As part of the joint settlement agreement, the EPA agreed to initiate a process that led to the withdrawal of the Original Proposed Determination in July 2019.

On September 9, 2021, the EPA announced it planned to re-initiate its Revised Proposed Determination process of making a CWA Section 404(c) determination for the waters of Bristol Bay, which would set aside the 2019 withdrawal of the Original Proposed Determination that was based on a 2017 settlement agreement between the EPA and Pebble Partnership.  The Company believes the results of the EIS support the 2019 withdrawal of the Original Proposed Determination.

As part of its review process, the EPA issued a letter dated January 27, 2022, to the Pebble Partnership advising as to the EPA's belief that the discharge of dredged or fill associated with mining of the Pebble Project could result in unacceptable adverse effects on important fishery areas and of its intent to issue a revised Proposed Determination.  The EPA's letter was also addressed to the USACE and the State of Alaska Department of Natural Resources.  The EPA invited the Pebble Partnership, the USACE, the State of Alaska Department of Natural Resources to submit information "to demonstrate that no unacceptable adverse effects to aquatic resources" would result from the Pebble Project.  The Pebble Partnership responded to the EPA on March 28, 2022 contesting both the factual claim by the EPA as to the impact on aquatic resources and the legal basis on which the EPA has proposed to act

The State of Alaska also responded to the EPA's letter by letter dated March 28, 2022.  The State of Alaska advised the EPA of its position that the issuance of a Section 404(c) veto would contravene the Alaska Statehood Act, the Cook Inlet Land Exchange Act and potentially the "takings clause" of the United States Constitution.

On May 25, 2022, the EPA announced that it intended to advance its pre-emptive veto of the Pebble Project and published the Revised Proposed Determination.  The Revised Proposed Determination proposed a "defined area for prohibition" coextensive with the current mine plan footprint in which the EPA would prohibit the disposal of dredged or fill material for the Pebble Project.  The Revised Proposed Determination also proposed a 309-square-mile "defined area for restriction."

On January 30, 2023, the EPA issued the Final Determination under Section 404(c) of the CWA, imposing limitations on the use of certain waters in the Bristol Bay watershed as disposal sites for certain discharges of dredged or fill material associated with development of a mine at the Pebble deposit. The Final Determination is the concluding step in the administrative process set forth in 40 C.F.R. Part 231, which governs EPA's authority under Section 404(c) to veto permit decisions. The Administrative Procedure Act ("APA"), 5 USC §551 et seq., which governs judicial review of agency decisions, provides that individuals aggrieved by agency action may seek judicial review of any "final agency action." The EPA's administrative determination can be challenged by filing a lawsuit in U.S. federal district court seeking reversal of that decision.

The Final Determination includes the determinations of the EPA that:

1.  the discharges of dredged or fill material for the construction and routine operation of the mine identified in the 2020 Project Plan at the Pebble deposit will have unacceptable adverse effects on anadromous fishery areas in the South Fork Koktuli River ("SFK") and North Fork Koktuli River ("NFK") watersheds;

2. discharges of dredged or fill material associated with developing the Pebble deposit anywhere in the mine site area within the SFK and NFK watersheds that would result in the same or greater levels of loss or streamflow changes as the 2020 Project Plan also will have unacceptable adverse effects on anadromous fishery areas in these watersheds, because such discharges would involve the same aquatic resources characterized as part of the evaluation of the 2020 Project Plan; and

3. discharges of dredged or fill material for the construction and routine operation of a mine at the Pebble deposit anywhere in the SFK, NFK, and Upper Talarik Creek ("UTC") watersheds will have unacceptable adverse effects on anadromous fishery areas if the effects of such discharges are similar or greater in nature and magnitude to the adverse effects of the 2020 Project Plan.

Based on these determinations, the Final Determination:

1. prohibits the specification of waters of the United States within the Defined Area of Prohibition, as defined in the Final Determination, as disposal sites for the discharge of dredged or fill material for the construction and routine operation of the 2020 Project Plan. This includes future proposals to construct and operate a mine to develop the Pebble deposit that result in any of the same aquatic resource loss or streamflow changes as the 2020 Project Plan. Moreover, dredged or fill material need not originate within the boundary of the Pebble deposit to be associated with the developing the Pebble deposit and, thus, subject to the prohibition. For purposes of the prohibition, the "2020 Project Plan" is (i) the mine plan described in the Pebble Partnership's June 8, 2020 CWA Section 404 permit application and the Pebble EIS; and (ii) future proposals to construct and operate a mine to develop the Pebble deposit with discharges of dredged or fill material into waters of the United States within the Defined Area for Prohibition that would result in the same or greater levels of loss or streamflow changes as the mine plan described in the Pebble Partnership's June 8, 2020 CWA Section 404 permit application. The Defined Area for Prohibition covers approximately 24.7 square miles (63.9 km2) and includes the area covered by the mine footprint of the 2020 Project Plan; and

2. restricts the use of waters of the United States within the Defined Area for Restriction, as defined in the Final Determination, for specification as disposal sites for the discharge of dredged or fill material associated with future proposals to construct and operate a mine to develop the Pebble deposit that would either individually or cumulatively result in adverse effects similar or greater in nature and magnitude to the adverse effects of the 2020 Project Plan. The Defined Area for Restriction encompasses certain headwaters for the SFK, NFK and UTC watersheds and covers an area of approximately 309 square miles (800 km2).

On July 26, 2023, the State of Alaska filed a Motion for Leave to File a Bill of Complaint with the United States Supreme Court challenging the Final Determination. In their complaint they asked the Supreme Court to hear their case, bypassing the typical process of going through the Federal District Court system first. On January 8, 2024, the U.S. Supreme Court announced they would not hear the State's complaint directly and it would have to go through the normal Federal Court process, meaning that the complaint would first have to be heard by a federal district court and then by a federal circuit court of appeal before being considered by the Supreme Court.

The Company and Pebble Partnership are seeking judicial review of the Final Determination. In March 2024, the Company and Pebble Partnership filed two separate actions in the federal courts challenging the federal government's actions to prevent the Company and the Pebble Partnership from building a mine at the Pebble Project.

The primary action, filed in Federal District Court in Alaska seeks to vacate the EPA's Final Determination to veto a development at Pebble. This is the main focus of the legal actions. The complaint in this action alleges, among many other points:

1. the veto was issued in violation of various federal statutes regarding Alaska's statehood rights and a land exchange approved by Congress;

2. it was based on an overly broad legal interpretation of the EPA's jurisdiction which has since been overruled by the Supreme Court;

3. its geographic scope exceeds that allowed by the statute;

4. it was based on information previously developed by the EPA in an illegal pre-emptive veto process that was designed to reach a predetermined result;

5. the EPA has not demonstrated that the development of the Pebble deposit will have unacceptable adverse effects under Section 404(c);

6. the EPA has not demonstrated any impacts to Bristol Bay fisheries that would justify the extreme measures in the Final Determination; and

7. the factual basis stated to support the veto is directly contradicted by the Final EIS published by the USACE, which is an important part of the administrative record.

An action was also filed in the United States Court of Federal Claims in Washington, DC claiming that the actions by the EPA constitute an unconstitutional "taking" of Northern Dynasty's and the Pebble Partnership's property. On September 17, 2024, this "takings" action was stayed pending the results of the separate action to vacate the EPA's Final Determination.

On March 14, 2024, the State of Alaska filed a "takings" action in the United States Court of Federal Claims in Washington, DC. On April 11, 2024, the State of Alaska filed an action in Federal District Court in Alaska seeking to vacate the EPA veto of a development at Pebble. The former action has also been stayed pending the outcome of the latter.

In June 2024, Iliamna Natives Limited ("INL") and Alaska Peninsula Corporation ("APC") filed suit against the EPA for exceeding its authority with the veto action against Pebble. Both INL and APC are Alaska Native Village corporations representing two of the communities closest to the Pebble Project. As previously mentioned, Northern Dynasty and the Pebble Partnership filed a motion for leave to amend its complaint filed in the Federal District Court in Alaska to add the USACE to the proceedings against the EPA to reverse the Final Determination. The motion was granted in August 2024.

On January 20, 2025, President Trump signed an Executive Order entitled "Unleashing Alaska's Extraordinary Resource Potential". The Executive Order states that “[i]t is the policy of the United States to . . . efficiently and effectively maximize the development and production of the natural resources located on both Federal and State lands within Alaska.” It then directs all government agencies to “rescind, revoke, revise, amend, defer, or grant exemptions from any and all regulations, orders, guidance documents, policies, and any other similar agency actions that are inconsistent with” that policy.

An Executive Order is not a binding law that a private party can enforce. How each agency responds to a given Executive Order can vary, as can the timing of the response. A given response may also be subject to further legal challenge by parties that may oppose it, depending on the degree to which it complies with applicable law; that the action was taken in fulfillment of an Executive Order is not necessarily a defense to such a challenge.

In February 2025, the Company announced that it had consented to a motion from the EPA and USACE to hold the litigation in abeyance for 90 days to allow for leadership of the two agencies under the new U.S. administration to decide how to proceed. The Company consented to a subsequent 30 day abeyance in May 2025 and a further 20 day abeyance in June 2025.

The State's action against the EPA's veto and the INL/APC action have been consolidated by the court with the Company's action, and those others are in abeyance alongside the Company's action.

There is no assurance that either of our legal actions to challenge the Final Determination will be successful in overturning the Final Determination or securing financial damages in our favour. In addition, there is no assurance that the Pebble Partnership's appeal of the ROD will be successful. If not withdrawn or overturned, the Final Determination would prevent the Company from developing the Pebble deposit as set out in the 2020 Project Plan or in any other mine plan that the EPA would consider as resulting in "adverse effects similar or greater in nature and magnitude to the adverse effects of the 2020 Project Plan".

Much of the work by the Company through the Pebble Partnership from 2017 to 2024 has focused on facilitating and providing support to the federal USACE permitting process and subsequent appeal. The Company has also continued to actively engage and consult with project stakeholders to share information and gather feedback on the Pebble Project, its potential effects and proposed mitigation. In 2018, 2019 and 2020, the Company also secured right-of-way agreements with Alaska Native village corporations and other landowners whose lands cover portions of several proposed transportation and infrastructure routes for the Pebble Project. Opportunities for additional community benefits from development of the project were also explored, including the Pebble Performance Dividend revenue sharing program for full-time adult residents of Bristol Bay communities, and a Memorandum of Understanding with APC announced in July 2020. The Company's technical team has overseen engineering studies to support the development of a Preliminary Economic Assessment of the Pebble Project in 2023 as well as carrying out monitoring and maintenance programs at the Pebble site. An active corporate presence has been maintained in Alaska and Washington, D.C., to engage and consult with government and project stakeholders. Future action by the EPA could negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Project, even if the appeals of the 2020 ROD and 2024 ROD are successful.  The Company will continue to monitor these developments closely to determine the possible impacts to the project and permitting process, as it remains the Company's position that the withdrawal of the preemptive veto by the EPA was sound and appropriate.

Independent Preliminary Economic Assessment

In September 2023, the Company announced the results of the 2023 PEA.  The report is an independent review of the project that provides updated cost and price estimates to reflect current economic volatility.  It includes an infrastructure plan that uses the "southern route" for project access as defined in the amended version of the original permitting application for the Pebble Project.  The 2023 PEA also updates the status of the EPA's Final Determination and USACE Record of Decision Appeal processes to that time.

The 2023 PEA provides production, financial and cost estimates for a proposed 20-year, 180,000 tons per day open pit operation with conventional processing producing three concentrates from the Proposed Project. The study presents positive projected financial results, excellent optionality and important benefits for Alaska from the potential mine development at Pebble.

The 2023 PEA also examines potential mine expansion scenarios, which are presented to test the sensitivity of the project to such expansions and to demonstrate the optionality inherent in the polymetallic Pebble deposit by presenting a possible pathway for future mine development; in addition, it assesses the potential future addition of a secondary recovery gold plant.  These sensitivity analyses indicate the project life could be extended for periods of up to a century to extract slightly more than 70% of the mineral resource, with commensurate increases in metal production and potentially improved financial results.

The 2023 PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves.  There is no assurance that the 2023 PEA will be realized.  Mineral resources that are not mineral reserves do not have demonstrated economic viability, and there is no assurance that the Pebble Project mineral resources will ever be upgraded to reserves.

For further details on the 2023 PEA, see the discussion under "Description of Business" in our 2024 AIF.

Financing Activity

Northern Dynasty has completed the following financings and/or raised funds within the past three years to fund its business operations:

1. In July 2022, the Company through the Pebble Partnership, together with certain of its wholly-owned subsidiaries, entered into an agreement (the "Royalty Agreement") with an investor (the "Royalty Holder") to receive up to US$60 million over the next two years, in return for the right to receive a portion of the future gold and silver production from the Pebble Project for the life of the mine.  The Company received an initial non-refundable payment of US$12 million from the Royalty Holder concurrently with execution of the Royalty Agreement and granted the option to the Royalty Holder to increase its investment to US$60 million, in aggregate.  The Company retained the right to 100% of the copper production from the Pebble Project.

2. In November 2023, the Company and the Royalty Holder agreed to amend the terms of the Royalty Agreement (the "Amendment").  Under the revised agreement, the Royalty Holder receives the right to fund the second US$12 million tranche in six equal installments of US$2 million each ("Additional Payment Installment"), with the right to receive approximately 0.33% of the payable gold production and 1% of the payable silver production from the Pebble Project per Additional Payment Installment made (representing 1/6 of the aggregate royalty under the second tranche).  The Company received the first US$2 million upon execution of the Amendment.  The Amendment also extends the original expiry date by another year to July 26, 2025, in the event the Royalty Holder completes all six installments (for a total of US$12 million) on or before July 26, 2024.  The Royalty Holder is under no obligation to invest additional amounts to increase its interest in the gold and silver production from the Pebble Project.

3. In December 2023, the Company completed the following financings:

1. a non-brokered private placement of 8,555,000 units at a price of $0.40 per unit for aggregate proceeds of $3.4 million.  Each share purchase warrant entitles the holder to purchase one common share at a price of $0.45 per common share until December 2025; and

2. issued 10-year convertible notes aggregating to US$15 million (the "Convertible Notes") pursuant to an investment agreement with Kopernik Global Investors, LLC, on behalf of its clients (the "Holders").  The Convertible Notes bear interest at 2% per annum, payable in cash semi-annually in arrears on June 30 and December 31 each year.  The principal amount of the Convertible Notes is convertible at any time at the option of the Holders at a conversion price of US$0.3557, subject to an adjustment in certain circumstances.  Under the terms of the Convertible Notes, if the Company proceeds with an equity financing in the future, the terms of the Convertible Notes require that the Company redeem the Convertible Notes at 150% of the principal amount of the Convertible Notes, in cash or convert the principal amount at the Conversion Price, at the election of the Investor, and pay any accrued but unpaid interest in cash.  This financing is subject to customary exclusions for non-financing issuances of the Company's equity securities.  In addition, the Convertible Notes include change of control provisions under which (i) the Investor may elect to convert the Convertible Notes concurrent with a change of control transaction at the lower of the fixed Conversion Price and the price per common share implied by the change of control transaction, and (ii) if the Investor does not elect to convert, the Company is required to offer to repurchase the Convertible Notes at 101% of the principal amount, plus accrued but unpaid interest.  The terms of the Convertible Notes are described in the Company's material change report filed on SEDAR+ at www.sedarplus.ca on December 29, 2023.

3. In July 2024, the Company received the remaining US$10 million royalty payment under the second tranche of the Royalty Agreement and the Amendment.  As the Royalty Holder completed all six installments of the second tranche (for a total of US$12 million) on or before July 26, 2024, the balance for the completion of the Royalty Agreement has been extended until July 26, 2025, as agreed to under the Amendment.  The remaining three US$12 million tranches under the Royalty Agreement have not been subdivided.  Completion of the second tranche of $12 million increases the Royalty Holder's right to an aggregate of 4% of the payable gold production and 12% of the aggregate silver production.

4. On June 2, 2025, the Company received an additional US$12 million royalty payment representing the third tranche investment under the Royalty Agreement, as amended, under which the Royalty Holder purchased the right to an additional 2% of the payable gold production and 6% of the payable silver production. Completion of the third tranche of $12 million increases the Royalty Holder’s right under the Royalty Agreement, as amended, to an aggregate of 6% of the payable gold production and 18% of the aggregate silver production. In consideration of the early payment of the third tranche investment prior to the July 26, 2025 deadline, the Company agreed with the Royalty Holder to extend the deadline for completion of the remaining two tranches, being the fourth and fifth tranches, of the investment under the Royalty Agreement to September 30, 2025. The Company further agreed with the Royalty Holder that if the fourth $12 million tranche is completed on or before September 30, 2025, the Royalty Holder will have the right to complete the fifth and final $12 million tranche investment at any time up to and including December 31, 2025. The aggregate total purchase price of $60 million and maximum royalty rates (10% of payable gold production and 30% of payable silver production), each subject to the Royalty Holder electing to proceed with the fourth and fifth tranches of the investment, remain unchanged from the original Royalty Agreement.

Plan of Operations

Our business objectives for the twelve months from the date this prospectus, subject to available financial resources, are to:

1. continue with our primary corporate objectives of challenging the EPA's Final Determination and the USACE's 2020 and 2024 RODs, including the USACE's denial of the permit in light of the Final Determination;

2. maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government (both in Alaska and Washington, D.C.), Alaska Native partners and broader stakeholder relationships;

3. maintain the Pebble Project and Pebble claims in good standing;

4. continue to seek potential partner(s) with greater financial resources to further advance the Pebble Project; and

5. continue general and administrative activities in connection with the advancement of the Pebble Project.

The key milestone in the development of the Company's business is presently the successful completion of an appeal of the 2020 ROD and 2024 ROD.

The Company’s present business objectives and milestones are anticipated to result in an estimated $18.0 million (US$13 million) in expenditures over the next twelve months from the date of this prospectus.  The expenditures will be incurred (i) primarily in challenging the EPA’s Final Determination and the 2020 and 2024 RODs, and (ii) for ancillary corporate expenses, including expenses associated with continuing technical support of the Pebble Project, maintaining an active presence in Alaska, claims maintenance (US$1.4 million), potential partnership discussions, and general corporate and administrative expenses. Following the receipt of payment of US$12 million under the third tranche investment under the Royalty Agreement on June 2, 2025, the Company has sufficient cash resources to fund its plan of operations over the next twelve months without additional financing. In addition, the Company has received $264,375 through the exercise of 587,500 share purchase warrants, each at an exercise price of $0.45 per share, during the period from April 1, 2025 to the date of this prospectus. As of the date of this prospectus, as a result of the completion of the third tranche investment under the Royalty Agreement and the exercise of certain warrants and options, as detailed below under “Consolidated Capitalization”, the Company had approximately $25.4 million.

The Company's actual plan of operations and expenditure for the next twelve months may vary depending on future developments and at the discretion of the Company's board of directors and management.

The Company will require additional financing beyond its current cash and working capital to carry out further business activities beyond the next twelve months.  The Company believes that its ability to obtain additional financing has been and will continue to be negatively impacted by the 2020 ROD, the 2024 ROD, the Final Determination, and the USACE’s determination not to proceed with the Remand Process, each of which is restricting the Company’s ability to achieve permitting for the Pebble Project.  The Company does not have an arrangement in place for any future financing or raising of funds other than through the Royalty Agreement, whereby the Company can sell a further interest in gold and silver production from the Pebble Project at the Royalty Holder’s option, as discussed above. Further, while the Company does have options and warrants outstanding, there is no assurance that these options and warrants will be exercised to provide the Company with additional cash. As such, there is no assurance that the Company will be able to raise the required additional financing when required.  In addition, the Company cautions that while a reversal of the EPA’s Final Determination, or a successful challenge of the USACE’s permitting decisions, and ultimate success by the Company under the Remand Process will each reduce some of the significant risk factors faced by the Pebble Project, significant risk factors will remain for the development of the Pebble Project, as described in the section entitled “Risk Factors” below.

If the Company is unsuccessful in challenging the Final Determination, the Company will be required to re-assess its options for advancing the development of the Pebble Project.  While the Company is unable to assess the full impact of the reversal of the EPA's Final Determination at this time, the Company expects that an unsuccessful challenge to the Final Determination will negatively impact its ability to secure additional financing, likely limiting options to further equity issuances.

The Company may also attempt to reduce the amount of additional financing required by entering into a potential joint venture or other partnership arrangement for the advancement of the Pebble Project.  The Company is continuing to evaluate the availability of long-term project financing options among mining companies, private equity firms and others, utilizing conventional asset level financing, debt, royalty, and alternative financing options.  There is no assurance that Northern Dynasty will be able to partner the Pebble Project or secure additional financing when required.

To the extent that Northern Dynasty is unable to raise additional financing, it will have to curtail its operational activities, which will ultimately delay advancement of the Pebble Project.

Northern Dynasty's inability to successfully challenge the Final Determination, which negatively impacts the Company's ability to obtain a positive ROD, may ultimately mean that it will be unable to proceed with the development of the Pebble Project as currently envisioned or at all.

Additional information on our results of operations, liquidity and capital resources are included in the 2024 Annual MD&A.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

1. the names of the selling securityholders;

2. the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

3. the number or amount of Securities of the class being distributed for the account of each selling securityholder;

4. the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

5. whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

6. all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used to advance the exploration and pursue the development of the Pebble Project and for general corporate purposes.  Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

The Company will not receive any proceeds from any sale of any Securities by any selling securityholders.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

We experienced negative cash flow from operations for the fiscal year ended December 31, 2024 and the three months ended March 31, 2025.  In addition, we anticipate incurring negative cash flow from operations for the balance of our 2025 fiscal year, and for our 2026 fiscal year and beyond, as a result of the fact that we currently have no revenues. In addition, as a result of our business plans for the development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. Accordingly, our cash flow from operations will be negative for the foreseeable future as a result of expenses to be incurred by us in connection with the Pebble Project. As a consequence, any net proceeds from any offering of Securities pursuant to this Prospectus may be used to offset negative operating cash flow. If we plan to use the proceeds of any offering of Securities pursuant to this Prospectus to offset negative operating cash flow, we will include this fact in the Prospectus Supplement for the offering of Securities together with additional detail as to the use of proceeds from the offering.  See "Risk Factors".

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since March 31, 2025, the date of our Q1 2025 Financial Statements incorporated by reference in this Prospectus, except as follows:

1. exercise of 1,712,500 share purchase warrants at an exercise price of $0.45 per share for the issuance of 1,712,500 common shares; and

2. exercise of 1,008,000 stock options at (i) an exercise price of $0.41 per share for the issuance of 957,000 common shares, and (ii) an exercise price of $2.01 per share for the issuance of 51,000 common shares

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The Securities may be sold in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102-Shelf Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. A description of such manner of sale and pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents' commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at-the-market-distribution" as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an "at the market distribution" or effect any other transactions that are intended to stabilize the market price of our securities.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Warrants, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Debt Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Debt Securities or Units.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement.  The Securities may be issued alone or in combination and for such consideration determined by our board of directors.

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 541,302,081 shares were issued and outstanding as at June 30, 2025.

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote.  Each Common Share entitles its holder to one vote.  The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor.  In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities.  The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares that we may offer under this Prospectus by way of a Prospectus Supplement.

We may issue Warrants independently or together with other Securities, and Warrants sold with other securities may be attached to or separate from the other Securities.  Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete.  Any statements made in the Prospectus relating to any warrant agreement or indenture and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.  Investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants.  A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement.  This description will include, where applicable:

1. the designation and aggregate number of Warrants;

2. the price at which the Warrants will be offered;

3. the currency or currencies in which the Warrants will be offered;

4. the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

5. if applicable, the identity of the Warrant agent;

6. whether the Warrants will be listed on any securities exchange;

7. any minimum or maximum subscription amount;

8. the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

9. the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

10. the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

11. whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

12. whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

13. any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

14. any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

15. material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

16. any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant this Prospectus by way of a Prospectus Supplement. Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered.  A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us.  The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement.  This description will include, where applicable:

1. the number of Subscription Receipts;

2. the price at which the Subscription Receipts will be offered;

3. the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

4. the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

5. the number of Common Shares, Warrants or Units that may be issued upon exercise or deemed conversion of each Subscription Receipt;

6. the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

7. conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

8. terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

9. the dates or periods during which the Subscription Receipts may be converted or exchanged;

10. the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

11. provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

12. if applicable, the identity of the Subscription Receipt agent;

13. whether the Subscription Receipts will be listed on any securities exchange;

14. whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

15. any minimum or maximum subscription amount;

16. whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

17. any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

18. any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

19. material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

20. any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company and a trustee. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular material terms and provisions of any series of the Debt Securities and a description of how the general material terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities.  Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities.  We will file as an exhibit to the Registration Statement, of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.  We will also file the final Indenture, including any supplemental indenture, for any offering of Debt Securities on SEDAR+.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

1. he title of the Debt Securities;

2. any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

3. the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations;

4. whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and the material terms of any related security, pledge or other agreement;

5. whether payment of the Debt Securities will be guaranteed by any other person;

6. the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

7. the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

8. the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

9. whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

10. whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

11. whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

12. the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

13. whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

14. whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

15. whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

16. whether we will issue the Debt Securities as unregistered securities, registered securities or both;

17. any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

18. the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

19. whether the holders of any series of Debt Securities have special rights if specified events occur;

20. the terms, if any, for any conversion or exchange of the Debt Securities for any other securities of the Company;

21. provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

22. any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

 Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

 We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

 We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

 Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

 Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

 Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

 Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

 The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

 Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

 So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

 Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

 The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

 If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company's sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

 A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

 Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company's option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

 At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

 The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

 We shall not be required to:

1. issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

2. register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

3. exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

4. issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

 To the extent the Indenture is governed by the Trust Indenture Act, the Company will file with the trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

 In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, continue to file with the SEC and provide the trustee:

1. within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

2.  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

 Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

1. the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

2. the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

3. the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

4. the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

5. certain events involving the Company's bankruptcy, insolvency or reorganization; and

6. any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

1. the entire principal and interest of the Debt Securities of the series; or

2. if the Debt Securities are discounted securities, that portion of the principal as described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

1. the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

2. the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

3. the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

 When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

1. the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

2. the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

1. an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

2. an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

3. a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

1. no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

2. the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

3. other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

1. change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

2. reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

3. reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

4. change the place or currency of any payment;

5. affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

6. impair the right of the holders to institute a suit to enforce their rights to payment;

7. adversely affect any conversion or exchange right related to a series of Debt Securities;

8. reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

9. reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

1. evidence its successor under the Indenture;

2. add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

3. add events of default;

4. provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

5. establish the forms of the Debt Securities;

6. appoint a successor trustee under the Indenture;

7. add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

8. cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

9. change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

 To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

 A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

 Under the Indenture and to the extent the Indenture is governed by the Trust Indenture Act, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination, as described in the applicable Prospectus Supplement.  Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

1. the number of Units offered;

2. the price or prices, if any, at which the Units will be issued;

3. the currency at which the Units will be offered;

4. the Securities comprising the Units;

5. whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

6. any minimum or maximum subscription amount;

7. whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

8. any material risk factors relating to such Units or the Securities comprising the Units;

9. any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

10. any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

 The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PRIOR SALES

Prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Our Common Shares are listed on the TSX under the trading symbol "NDM" and on the NYSE American under the trading symbol "NAK".

The following table sets forth the reported high and low sale prices in Canadian dollars for the Common Shares on the TSX for the monthly periods indicated.

Month	TSX Price Range ($)		Total Volume
	High	Low

May 2024	$0.45	$0.38	971,113
June 2024	$0.435	$0.37	1,066,454
July 2024	$0.58	$0.42	2,987,942
August 2024	$0.53	$0.455	674,401
September 2024	$0.51	$0.425	1,782,037
October 2024	$0.63	$0.415	3,743,463
November 2024	$0.77	$0.55	5,464,370
December 2024	$0.85	$0.61	4,233,377
January 2025	$1.07	$0.84	8,980,703
February 2025	$1.07	$0.79	4,368,663
March 2025	$1.84	$0.84	20,216,458
April 2025	$1.70	$1.115	37,694,566
May 2025	$1.585	$1.25	10,894,191
June 2025	$2.16	$1.47	22,739,327

The following table sets forth the reported high and low sale prices in United States dollars for the Common Shares on the NYSE American for the monthly periods indicated.

Month	NYSE American Price Range (US$)		Total Volume
	High (US$)	Low (US$)

May 2024	$0.3434	$0.2735	18,834,784
June 2024	$0.3197	$0.27	15,921,323
July 2024	$0.42	$0.29	40,862,496
August 2024	$0.3877	$0.315	17,740,069
September 2024	$0.3725	$0.313	16,158,606
October 2024	$0.4577	$0.30	45,043,768
November 2024	$0.56	$0.3925	65,074,503
December 2024	$0.5833	$0.44	53,345,742
January 2025	$0.7777	$0.5605	103,581,666
February 2025	$0.778	$0.5508	67,096,437
March 2025	$1.29	$0.585	200,184,539
April 2025	$1.22	$0.7851	162,825,514
May 2025	$1.16	$0.89	80,286,563
June 2025	$1.59	$1.07	210,351,349

On June 30, 2025, the closing price of our Common Shares as reported on the TSX was $1.84 per share and the closing price of our Common Shares as reported on the NYSE American was US$1.34 per share.

RISK FACTORS

Investing in securities of the Company involves a significant degree of risk and must be considered speculative due to the high-risk nature of our business. Investors should carefully consider the information included or incorporated herein by reference in this Prospectus (including subsequently filed documents incorporated by reference) and the Company's historical consolidated financial statements and related notes thereto before making an investment decision concerning the Securities.  There are various risks that could have a material adverse effect on, among other things, the operating results, earnings, properties, business and condition (financial or otherwise) of the Company. These risk factors, together with all of the other information included, or incorporated by reference in this Prospectus, including information contained in the section entitled "Forward-Looking Statements" should be carefully reviewed and considered before a decision to invest in the Securities is made. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also materially and adversely affect its business. In addition, risks relating to a particular offering of Securities will be set out in a Prospectus Supplement relating to such offering.

Risks Relating to the Business of the Company

We May be Unsuccessful in Appealing the Record of Decision and Challenging Any Final Determination Issued Pursuant to the EPA's Recommended Determination and may ultimately not be able to Obtain the Required Environmental Permits for the Pebble Project.

The USACE's 2020 ROD issued on November 25, 2020, denied Northern Dynasty's environmental permit for development of the Pebble Project under the CWA.  The 2024 ROD, issued in April 2024, denied the permit on the basis that the Pebble Project and portions of the required transportation and pipeline corridor fall within the "defined areas for prohibition" and the "defined area for restriction" in the EPA's Final Determination.  This environmental permit is required for Northern Dynasty to proceed with the development of the Pebble Project.  The USACE has stated that it will not issue a permit under the CWA at this time in view of the Final Determination issued by the EPA.  An inability to obtain a positive ROD will mean that Northern Dynasty cannot proceed with the development of the Pebble Project as presently envisioned. There is no assurance that Northern Dynasty can successfully reverse the EPA's Final Determination, as discussed below. Similarly, there is no assurance that Northern Dynasty can successfully challenge the USACE's permitting decisions in the same litigation seeking to reverse the EPA's Final Determination. If the Final Determination is successfully challenged, and if the Company is successful in challenging the USACE's permit denial, there is no assurance that the Remand Process will result in a positive ROD or that the required environmental permit will be obtained.  There is no assurance that Northern Dynasty will be able to redesign the Pebble Project in a manner that addresses the "significant degradation" conclusion reached by the USACE or ultimately develop any compensatory mitigation plan that the USACE accepts as appropriately addressing the "significant degradation" determination or that will change the USACE's position that environmental permitting of the Pebble Project under the CWA is against the public interest.  Northern Dynasty's inability to address these issues may mean that the Company is ultimately not able to secure the environmental permits that are required to develop the Pebble Project.  Accordingly, there is no assurance that Northern Dynasty will ever be able to proceed with development of the Pebble Project or that investors will be able to recover their investment in the Company.

As referenced above, the EPA re-initiated the CWA Section 404(c) process and has issued a Final Determination covering the area of the Pebble Project.  The Final Determination has established a Defined Area for Prohibition which includes the area covered by the current mine plan footprint in which the EPA prohibits the disposal of dredged or fill material for the Pebble Project and has also established the Defined Area for Restriction.  Such Final Determination will negatively affect the ability of the Pebble Partnership to obtain required permitting and develop the Project, unless the Final Determination is withdrawn or reversed in the course of the legal challenges to it.  There is no assurance that the legal actions that the Company has commenced to challenge the Final Determination will be successful.  Further, it is anticipated that these legal actions will require the Company to incur significant legal expenses over a period of years and there is no assurance that the Company will be able to continue to fund this litigation over this time frame.  The inability to successfully challenge the Final Determination may ultimately mean that the Company will be unable to proceed with the development of the Pebble Project as currently envisioned or at all.

There is no assurance that the 2025 Executive Order will result in any determination of the EPA to withdraw or amend the EPA's Final Determination or any determination of the EPA to abandon the EPA's defence of the legal actions that we have commenced to reverse the Final Determination and the USACE's permitting decisions. Accordingly, there is no assurance the issuance of the 2025 Executive Order will result in a reversal of the EPA's Final Determination or the 2020 ROD or the 2024 ROD issued by the USACE.

We May Ultimately be Unable to Achieve Mine Permitting and Build a Mine at the Pebble Project.

We may ultimately be unable to secure the necessary permits under United States Federal and Alaskan State laws to build and operate the Pebble Project.  The EPA has undertaken regulatory action through the issuance of the Final Determination to restrict development of the Pebble Project and there is no assurance that the Final Determination will be successfully challenged or withdrawn in future.  In addition, there is no assurance that the EPA will not seek to undertake future regulatory action to impede or restrict the Pebble Project even if the Final Determination is successfully challenged.  In addition, there are prominent and well-organized opponents of the Pebble Project and the Company may be unable, even if it presents solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince governmental authorities that a mine should be permitted at the Pebble Project.  The Company faces not only the permitting and regulatory issues typical of companies seeking to build a mine, but additional public and regulatory scrutiny due to its location and potential size.  Accordingly, there is no assurance that the Company will obtain the required permits.

Although the Company received a denial of its CWA 404 permit application from the USACE, the USACE Pacific Ocean Division remanded the permit decision back to the USACE - Alaska District for reconsideration of specific issues.  However, the Alaska District, in April 2024, decided that the EPA's Final Determination prevents the USACE granting permits for discharges in the mining area.  There is no assurance that the Company's attempt to challenge the USACE's decision in the same Alaska Federal Court in which the Company is challenging the EPA's Final Determination will be successful.  Given the scope of the restrictions under the Final Determination and the USACE's decisions, the EPA's Final Determination casts doubt as to whether the Company will ever be able to obtain these permits for the Pebble Project as currently planned or within the timeline envisioned.  Should the Company successfully challenge the EPA's Final Determination or otherwise successfully challenge the USACE's current position, and the Company successfully reverses the 2020 ROD and the 2024 ROD under a reactivated Remand Process, of which there is no assurance, the Company will still be required to secure the full range of permits and authorizations from multiple federal and state regulatory agencies, which will take several years.  After all permits necessary to begin construction are in hand, several years would be required to finance and build a mine and commence operations.  During these periods, the Company would likely have no income and so would require additional financing to continue its operations.  Unless and until the Company builds a mine at the Pebble Project it will be unable to generate revenues from operations and may not be able to sell or otherwise recover its investment in the Pebble Project, which would have a material adverse effect on the Company and an investment in the Company's common shares.

The Current Project Plan for the Pebble Project in the 2023 PEA is Not Supported by Any Pre-Feasibility or Feasibility Study.

The current project plan for the development of the Pebble Project is supported by the 2023 PEA but is not supported by any pre-feasibility or feasibility study.  Accordingly, there is a substantial risk that the Company will not be able to proceed with the development of the Pebble Project, that the Pebble Project cannot be economically mined or that shareholders may not be able to recover their investment in the Company.  The 2023 PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves.  There is no certainty that the 2023 PEA results will be realized.  Mineral resources that are not mineral reserves do not have demonstrated economic viability, and there is no assurance that the Pebble Project mineral resources will ever be upgraded to mineral reserves.  The 2023 PEA assumes that the Proposed Project will ultimately be able to obtain the required permits from the USACE and State of Alaska authorities to enable development of the Proposed Project, however there is no assurance that these permits will be obtained.  Neither the 2023 PEA, nor the mineral resource estimates on which the 2023 PEA is based, have been adjusted for any risks that (i) the Pebble Partnership may not be able to successfully appeal the record of decision issued by the USACE on November 25, 2020, denying the granting of the required permit under the CWA, or (ii) the Pebble Partnership may not be able to successfully challenge the Final Determination, each of which could adversely impact the ability of the Proposed Project to proceed.  In addition, the 2023 PEA does not account for any additional capital or operating costs that may be necessary to obtain the required federal or state permits, should adjustments to the operating or environmental mitigation plans be required to be made to secure the required permits.  In addition, recent inflationary pressures may adversely impact estimated capital and operating costs in the 2023 PEA.  Further, the net present value calculations in the 2023 PEA are based on assumed discount rates which may not account for future increases in interest rates.  For these reasons, there is significant risk that the economics for the Pebble Project indicated in the 2023 PEA, including production forecasts, capital costs, operating costs, revenues from operations, net present values and internal rates of return, will not be achieved should the Pebble Project be developed.  The 2023 PEA should be viewed in this context and should not be considered a substitute for a pre-feasibility or feasibility study.

The Long-Term Availability of Natural Gas in Southcentral Alaska is Demonstrating Signs of Increasing Uncertainty.

As currently envisioned, the Pebble Project would rely extensively on natural gas sourced locally from the Kenai Peninsula or from Cook Inlet to produce the electricity required to power the project.  Recently, concerns have been expressed in Alaska that the available natural gas will soon be depleted, requiring alternate supply or significantly higher prices to justify the expansion of the reserve.  While alternate supplies, including new resources within Cook Inlet, gas from Alaska's North Slope, or imported liquid natural gas are possible, this could require changes to the project design and/or add significant costs.

Although Northern Dynasty Has Settled the "Class Action" Lawsuits against it, but there is No Assurance that Northern Dynasty will not Incur Further Litigation Expenses Related to Them or be Subject to New Lawsuits, Including Those from Opt-Out Plaintiffs' and Related Judgements for Damages against it.

Northern Dynasty was the subject of proposed class action lawsuits against it that asserted liability against Northern Dynasty on behalf of a purported class of shareholders under securities laws in the U.S. and Canada.  Currently, in the U.S., the Court has granted the motion for final approval of the settlement and approved the plaintiffs' motion for the distribution of the settlement funds.  All that remains is for the Court to acknowledge there is no issue with one remaining shareholder's late objection to her de minimis settlement amount not resulting in a payout, after which the plaintiffs will dismiss the case.  In Canada, the parties have filed an executed settlement agreement that the Court has approved.  The Canadian Court has also approved the requested distribution protocols and additional notice to class members.  Simultaneous to these approvals, the Canadian court dismissed the action with prejudice, but retained an ongoing supervisory role over the settlement for the purposes of administration and enforcement.  In the event there is a need for either side to return to court for enforcement of the settlement agreement, Northern Dynasty may incur litigation expenses as a result.  While the settlement processes were being conducted separately in Canada and the U.S., collectively, the settlements in the aggregate are within insurance policy limits.

In the U.S. securities class action, prior to the final approval of the settlement agreement, there were a few individual shareholders who "opted-out" of the approved class settlement, meaning that those shareholders are excluded from the settlement.  Those opt-out shareholders retain the ability to bring their own lawsuits, in their individual capacities, against Northern Dynasty and relevant officers and directors.  In that event, while Northern Dynasty would vigorously defend against those claims, there is no assurance that Northern Dynasty will be successful in defending all claims made against it.  Should Northern Dynasty be unsuccessful in defending these claims, it may be subject to judgements against it and be required to pay damages to the opt-out plaintiff(s) under these judgements.  These damages could result in a material and adverse impairment to Northern Dynasty's financial condition and capital resources and may further impair its ability to pursue the development of the Pebble Project.

In addition, while the settlement agreements do not require any payments of monies on behalf of any officers and directors, should any opt-out lawsuits be filed against Northern Dynasty's officers or directors, it may be required to indemnify officers and directors for any losses that they suffer or expenses that they incur.  Similarly, there is no assurance that Northern Dynasty's existing insurance policies will respond and/or be sufficient to cover any amounts that it may be required to pay to any opt-out plaintiffs in any potential forthcoming lawsuits.  These damages could result in a material and adverse impairment to Northern Dynasty's financial condition and capital resources and may further impair its ability to raise additional financing and pursue the development of the Pebble Project.

Grand Jury Investigation.

The Company is cooperating with a grand jury investigation involving the United States Attorney's Office for the District of Alaska.  The Company is not able to provide investors with guidance as to the outcome of the grand jury investigation, or whether the investigation will result in any charges or other claims against the Company, the Pebble Partnership or their associated individuals.  The Company has incurred substantial expenses in connection with cooperating with the grand jury investigation, including legal fees and expenses related to the collection, review, and production of documents, among other things and anticipates that it might continue to incur future expenses.  Any adverse civil or criminal proceedings could have a material adverse impact on Northern Dynasty's prospects and ability to advance development of the Pebble Mine project.

In addition, Northern Dynasty and the Pebble Partnership may face ongoing and further inquiries, demands or allegations concerning future plans for the Pebble Project including from the US Congress' House Committee on Transportation and Infrastructure.  Again, any adverse civil or criminal proceedings relating to the Committee's investigation could have a material adverse impact on Northern Dynasty's prospects and ability to advance development of the Pebble Project.  In addition, these inquiries or any possible resulting civil or criminal proceedings could erode any existing political support for the Pebble Project which may reduce the likelihood of the Pebble Project obtaining the required environmental permitting.

The Record of Decision and Final Determination has had an Ongoing Adverse Impact on Northern Dynasty’s Ability to Finance the Pebble Project.

Northern Dynasty believes that the issuances of the 2020 ROD and 2024 ROD have had a material adverse impact on its ability to finance its operations and will continue to adversely impact its financing options for so long as the 2020 ROD and 2024 ROD remain outstanding.  In addition, the Final Determination may adversely impact Northern Dynasty's ability to complete future financings.  Challenging and potentially appealing the 2020 ROD and the 2024 ROD and Final Determination in litigation will require substantial financial resources.  As Northern Dynasty has limited cash resources, any additional royalty payments under the Royalty Agreement are not assured as they are at the option of the Royalty Holder, does not generate any revenues, and anticipates no revenues been generated in the foreseeable future, Northern Dynasty will require additional financing to continue its operations and to fully fund the litigation challenging the 2020 ROD and 2024 ROD and the Final Determination.  Northern Dynasty does not have any assurance that it will be able to achieve this financing.  If Northern Dynasty is unsuccessful in challenging the Final Determination or otherwise obtaining a positive ROD, Northern Dynasty's financing options may be substantially limited, and it may not be able to generate the necessary financing to enable continued operations without a substantial reduction or restructuring of the Pebble Project.  The Company's inability to secure this additional required financing will negatively impact the ability of the Company to continue with the pursuit of a positive ROD and challenge the Final Determination, which may impact the ability of shareholders to recover their investment in the Company.

Limited Capital Resources, Negative Operating Cash Flow and Financing Requirements

The Company currently has limited cash and a negative operating cash flow and anticipates that it will continue to have negative operating cash flow for the foreseeable future as it does not generate revenues from mining or any other activities.  As a result, the Company's plans for development of the Pebble Project, operating cash flow will continue to be negative until the Company generates revenue from production at the Pebble Project to offset expenses incurred, of which there is no assurance.  Accordingly, the Company will require substantial additional capital to fund both its plan of operations for the next twelve months and its future exploration and development activities.  Apart from possible additional payments under the Royalty Agreement, the Company does not have any arrangements in place for this additional funding and there is no assurance that such funding will be achieved when required.  The Company has historically relied on equity financings to finance its operations but there is no assurance that future equity financings will be available to the Company.  Also, any additional equity financing may result in substantial dilution to existing shareholders.  Any failure to obtain additional financing or failure to achieve profitability and positive operating cash flows will have a material adverse effect on its financial condition and results of operations.  Specifically, the Company may be required to reduce or curtail its operations within the next twelve months if it is not able to secure additional financing.  Further there is no assurance that the Royalty Holder under the Royalty Agreement will exercise its right to purchase any additional rights to future gold and silver production from the Pebble Project, or that the Company will enter into additional streaming or royalty agreement financing arrangements for the Pebble Project.

Under the Company's US$15.0 million Convertible Notes issued in December 2023, the Company has provided the Holders with the option to redeem the Convertible Notes at a price equal to 150% of the outstanding principal, plus interest if the Company completes an "equity financing" during the term of the Convertible Notes.  The term "equity financing" will include any issuance of common shares, preferred shares, or any securities convertible into common shares or preferred shares but is defined to exclude (i) normal course equity compensation grants, (ii) issuances under existing convertible securities, (iii) the Company's December 2023 unit offering, and (iv) equity issuances in connection with mergers, acquisitions and other comparable transactions that are not completed for capital raising purposes.  The requirement to redeem the Convertible Notes at a premium may impair our ability to secure additional equity financing during the term of the Convertible Notes.

Risk of Secure Title or Property Interest

There can be no certainty that title to any property interest acquired by the Company or any of its subsidiaries is without defects. Although the Company has taken reasonable precautions to ensure that legal title to its properties is properly documented, there can be no assurance that its property interests may not be challenged or impugned. Such property interests may be subject to prior unregistered agreements or transfers or other land claims, and title may be affected by undetected defects and adverse laws and regulations.

The Pebble Partnership's mineral concessions at Pebble are located on State of Alaska lands specifically designated for mineral exploration and development.  Alaska is a stable jurisdiction with a well-developed regulatory and legal framework for resource development and public lands management, a strong commitment to the rule of law and lengthy track record for encouraging investment in the development of its land and natural resources.

The Pebble Project is Subject to Political and Environmental Non-Governmental Opposition

The Pebble Project faces concerted opposition from certain individuals and organizations who are motivated to preclude any possible mining in the Bristol Bay Watershed (the "BBW").  The BBW is an important wildlife and salmon habitat area.  Accordingly, one of the greatest risks to the Pebble Project is seen to be political/permitting risk which may ultimately preclude construction of a mine at the Pebble Project.  Opposition may include legal challenges to exploration and development permits, which may delay or halt development.  Other tactics may, and have been, employed by opposition groups to delay or frustrate development at Pebble, included political and public advocacy, electoral strategies, media and public outreach campaigns and protest activity. These efforts could materially increase the cost and time for development of the Pebble Project and the related infrastructure, or require changes to development plans, which could adversely impact project economics.

The Pebble Partnership's Mineral Property Interests Do Not Contain Any Mineral Reserves or Any Known Body of Economic Mineralization

Although there are known bodies of mineralization on the Pebble Project, and the Pebble Partnership has completed core drilling programs within, and adjacent to, the known deposits to determine measured and indicated resources, there are currently no known reserves or body of commercially viable ore.  Accordingly, the Pebble Project must be considered an exploration and prospect only.  Extensive additional work is required before Northern Dynasty or the Pebble Partnership can ascertain if any mineralization may be economic and hence constitute "ore".

Mineral Resources Disclosed by Northern Dynasty or the Pebble Partnership for the Pebble Project are Estimates Only

Northern Dynasty has disclosed mineral resource estimates in accordance with NI 43-101. These resource estimates are classified as "measured resources", "indicated resources" and "inferred resources". Northern Dynasty advises United States investors that although the SEC now recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", there is no assurance any mineral resources that Northern Dynasty may report as "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had Northern Dynasty prepared the resource estimates under the standards adopted under the SEC Modernization Rules. Investors are cautioned not to assume that any part or all  mineral deposits classified as "measured resources" or "indicated resources" will ever be converted into "mineral reserves". Further, "inferred resources" have a great amount of uncertainty as to their economic and legal feasibility. Under Canadian securities law, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, or any economic study except a Preliminary Economic Assessment as prescribed under NI 43-101.

All amounts of mineral resources are estimates only, and Northern Dynasty cannot be certain that any specified level of recovery of metals from the mineralized material will in fact be realized or that the Pebble Project or any other identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body that can be economically exploited.  Mineralized material which is not mineral reserves does not have demonstrated economic viability. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices and actual results of mining.  There can be no assurance that any future economic or technical assessments undertaken by the Company with respect to the Pebble Project will demonstrate positive economics or feasibility.

The mineral resource estimates incorporated herein by reference have not been adjusted for any risk that the required environmental permits may not be obtained for the Pebble Project.  The risk associated with the ability of the Pebble Project to obtain required environmental permits is a risk to the reasonable prospects for eventual economic extraction of the mineralization and their definition as a mineral resource.

There is no assurance that Northern Dynasty Will be Able to Enter Into An Arrangement With A Partner For the Development of the Pebble Project.

One of Northern Dynasty's business objectives is to enter into a joint venture or other partnership arrangement with a third-party partner to fund the advancement of the development of the Pebble Project.  There is no assurance that the Company will be able to enter into an arrangement with a partner for the development of the Pebble Project, and the negative impact of the 2020 ROD and 2024 ROD, Final Determination, and the investigations regarding the Pebble Project may negatively impact the Company's ability to enter into any arrangement.  To the extent that the Company does not enter into any agreement to partner the Pebble Project, it will continue to be required to fund all exploration and other related expenses for advancement of the Pebble Project, of which there is no assurance.

Northern Dynasty has no history of earnings and no foreseeable earnings, and may never achieve profitability or pay dividends

Northern Dynasty has only had losses since inception and there can be no assurance that Northern Dynasty will ever be profitable.  Northern Dynasty has paid no dividends on its shares since incorporation.  Northern Dynasty presently has no ability to generate earnings from its mineral properties as its mineral properties are in the pre-development stage.

Northern Dynasty's consolidated financial statements have been prepared assuming Northern Dynasty will continue as a going concern

Northern Dynasty’ has prepared its Financial Statements on the basis that Northern Dynasty will continue as a going concern.  On December 31, 2024, the Company had $16.1 million in cash and cash equivalents. On March 31, 2025, the Company had $11.8 million.  As of the date of this prospectus, as a result of the completion of the third tranche investment under the Royalty Agreement and the exercise of certain warrants and options, as detailed under “Consolidated Capitalization”, the Company had approximately $25.4 million. Northern Dynasty has prioritized the allocation of its financial resources to meet key corporate and Pebble Project expenditure requirements in the near term, including the funding of its legal challenges to the Final Determination, any material expenditures at the Pebble Project and for working capital.  Northern Dynasty’s continuing operations and the underlying value and recoverability of the amounts shown for mineral property interest are entirely dependent upon the existence of economically recoverable mineral reserves at the Pebble Project, the ability of the Company to finance its operating costs, the completion of the exploration and development of the Pebble Project, the Pebble Partnership obtaining the necessary permits to mine, and on future profitable production at the Pebble Project.  Furthermore, failure to continue as a going concern would require that Northern Dynasty's assets and liabilities be restated on a liquidation basis, which would likely differ significantly from carrying values on a going concern basis.

As the Pebble Project is Northern Dynasty's only mineral property interest, the failure to establish that the Pebble Project possesses commercially viable and legally mineable deposits of ore may cause a significant decline in the trading price of Northern Dynasty's common shares and reduce its ability to obtain new financing

The Pebble Project, through the Pebble Partnership, is Northern Dynasty's only mineral project.  Northern Dynasty's principal business objective is to carry out further exploration and related activities to establish whether the Pebble Project possesses commercially viable deposits of ore.  If Northern Dynasty is not successful in its plan of operations, Northern Dynasty may have to seek a new mineral property to explore or acquire an interest in a new mineral property or project.  Northern Dynasty anticipates that such an outcome would adversely impact the price of Northern Dynasty's common shares.  Furthermore, Northern Dynasty anticipates that its ability to raise additional financing to fund exploration of a new property or the acquisition of a new property or project would be impaired because of the failure to establish commercial viability of the Pebble Project.

If Prices for Copper, Gold, Molybdenum, Silver and Rhenium Decline, Northern Dynasty May Not Be Able to Raise the Additional Financing Required to Fund Expenditures for the Pebble Project

The ability of Northern Dynasty to raise financing to fund the Pebble Project, will be significantly affected by changes in the market price of the metals for which it explores.  The prices of copper, gold, molybdenum, silver and rhenium are volatile, and are affected by numerous factors beyond Northern Dynasty's control.  The level of interest rates, the rate of inflation, the world supplies of and demands for copper, gold, molybdenum, silver and rhenium and the stability of exchange rates can all cause fluctuations in these prices.  Such external economic factors are influenced by changes in international investment patterns and monetary systems and political developments.  The prices of copper, gold, molybdenum, silver and rhenium have fluctuated in recent years, and future significant price declines could cause investors to be unprepared to finance exploration of copper, gold, molybdenum, silver and rhenium, with the result that Northern Dynasty may not have sufficient financing with which to fund its activities related to the advancement of the Pebble Project.

Recent changes to U.S. trade policies and tariff risks may adversely impact commodity markets, supply chains, and the development of the Pebble Project.

The recent imposition of tariffs by the U.S. government on various imports, including certain metals and industrial goods, may have a material adverse effect on our business, financial condition, and development projects. Tariffs on raw materials, mining equipment or critical supplies by the U.S. government or other countries required for mining and processing operations could increase our capital and operating costs, reduce competitiveness, and create uncertainty in global commodity markets.

Changes in trade policy and the imposition of tariffs may disrupt supply chains by increasing the cost and availability of equipment, spare parts, and key inputs. If procurement costs rise or supply chain constraints limit access to critical materials, this could result in higher capital and operating costs, project delays, or interruptions in production.

The broader uncertainty surrounding U.S. trade policy and potential retaliatory measures from other governments may also contribute to volatility in commodity prices, exchange rates and overall economic output. There can be no assurance that future trade policies will not impose further restrictions or additional tariffs that could materially impact our future operations and growth plans.

Changes in the market price of commodities, which are volatile and have fluctuated widely, affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of metals. The market price of commodities which may be produced at the Pebble Project are volatile and is affected by numerous factors beyond our control, including:

• global or regional political or economic conditions, including interest rates and currency values;

• tariffs, including retaliatory tariffs, that may be imposed on the metals that we sell;

• interest rates;

• expectations with respect to the rate of inflation;

Information Systems and Cyber Security

The Company's operations depend on information technology ("IT") systems.  These IT systems include the IT systems of Hunter Dickinson Services Inc. ("HDSI") who provide technical, management and administrative services to the Company under the Services Agreement.  These IT systems are used by us to store sensitive data in the ordinary course of our business, including personal information of our employees, as well as proprietary and confidential business information relating to ourselves and in some cases, our service providers, investors and other stakeholders.  These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyber-attacks, as well as disruptions resulting from incidents such as cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, vandalism and theft.  The Company's operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures and to address the threat of attacks.  Any of these and other events could result in information system failures, delays and/or increase in capital expenses.  The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company's reputation and results of operations.  There is a risk that the Company or HDSI may be subject to cyber-attacks or other information security breaches which could result in material loss to the Company and could severely damage our reputation, compromise our IT systems and result in a loss or escape of sensitive information, a misappropriation of assets or incidents of fraud, disrupt our normal operations, and cause us to incur additional time and expense to remediate and improve our information systems.  While we employ security measures in respect of our information and data, we cannot be certain that we will be successful in securing this information and data and there may be instances where we are exposed to malware, cyber-attacks or other unauthorized access or use of our information and data.  The Company's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature and sophistication of these cyber-attacks and potential security breaches.  In addition, the Company is dependent on the efforts of HDSI to mitigate its IT systems from cyber-attacks and other information breaches.  As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority but may not ultimately defeat all potential attacks.  As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Russian-Ukrainian and the Israel-Hamas Conflicts - Potential Effects Which Could Detrimentally Affect the Global Economy, Peace and Stability in Europe and the Middle East, Respectively, and Beyond, and Our Business and Share Price

Russian military forces invaded Ukraine in February 2022.  In response, Ukrainian military personnel and civilians are actively resisting the invasion.  Many countries throughout the world have provided aid to the Ukraine in the form of financial aid and in some cases military equipment and weapons to assist in their resistance to the Russian invasion.  The North Atlantic Treaty Organization ("NATO") has also mobilized forces to NATO member countries that are close to the conflict as deterrence to further Russian aggression in the region.  The outcome of the conflict is uncertain and is likely to have wide-ranging consequences on the peace and stability of the region and the world economy.  In addition, certain countries including Canada and the United States, have imposed strict financial and trade sanctions against Russia, which sanctions may have far reaching effects on the global economy.  The long-term impacts of the conflict and the sanctions imposed on Russia remain uncertain and could have an adverse impact on the Company's business and results of operations and may have wide-ranging consequences on the peace and stability of the region and the world economy.

The Israel-Hamas conflict began on October 7, 2023 and escalated.  Although current conditions have changed, the conflict is not yet resolved.

The conflicts could affect the economies and securities markets of countries in ways that cannot necessarily be foreseen at the present time.  These events could also exacerbate other pre-existing political, social and economic risks.  Such events could also cause substantial market volatility, exchange trading suspensions and closures and affect the Company's performance, the price of its securities and its ability to successfully raise capital at reasonable rates or at all.  As a result, the market price of Northern Dynasty's common shares may decline even if the Company's operating results, underlying asset values or prospects have not changed.

Although we do not have employees, suppliers or business activities in Ukraine or Russia, or in the Middle East at this time, the conflicts may have a detrimental impact on our business and operations at some point in the future if the conflicts spread, escalates or affects Europe and the Middle East, respectively, or the world more broadly.

Mining is Inherently Dangerous and subject to Conditions or Events beyond the Company's control, which could have a Material Adverse Effect on the Company's Business

Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, power outages, inclement weather, seismic activity, cave-ins and mechanical equipment failure are inherent risks in the Company's exploration, development and mining operations.  These and other hazards may cause injuries or death to employees, contractors or other persons at the Company's mineral properties, severe damage to and destruction of the Company's property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and may result in the suspension of the Company's exploration and development activities and any future production activities.  Safety measures implemented by the Company may not be successful in preventing or mitigating future accidents.

Northern Dynasty competes with larger, better capitalized competitors in the mining industry

The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry.  Because of the high costs associated with exploration, the expertise required to analyze a project's potential and the capital required to develop a mine, larger companies with significant resources may have a competitive advantage over Northern Dynasty.  Northern Dynasty faces strong competition from other mining companies, some with greater financial resources, operational experience and technical capabilities than Northern Dynasty possesses.  As a result of this competition, Northern Dynasty may be unable to maintain or acquire financing, personnel, technical resources or attractive mining properties on terms Northern Dynasty considers acceptable or at all.

Compliance with environmental requirements will take considerable resources and changes to these requirements could significantly increase the costs of developing the Pebble Project and could delay these activities

The Pebble Partnership and Northern Dynasty must comply with stringent environmental legislation in carrying out work on the Pebble Project.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  Changes in environmental legislation could increase the cost to the Pebble Partnership of carrying out its exploration and, if warranted, development of the Pebble Project.  Further, compliance with new or additional environmental legislation may result in delays to the exploration and, if warranted, development activities.

Changes in government regulations or the application thereof and the presence of unknown environmental hazards on Northern Dynasty's mineral properties may result in significant unanticipated compliance and reclamation costs

Government regulations relating to mineral rights tenure, permission to disturb areas and the right to operate can adversely affect Northern Dynasty.  Northern Dynasty and the Pebble Partnership may not be able to obtain all necessary licenses and permits that may be required to carry out exploration at the Pebble Project.  Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of efforts to obtain permits are contingent upon many variables not within our control.  Obtaining environmental permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated.  It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine at the Pebble Project.  Refer to further discussion our 2024 AIF and in other filings incorporated by reference herein.

Litigation

The Company has been, and may in future be subject to legal proceedings, including with regard to matters described in our 2024 AIF in the pursuit of its Pebble Project. Given the uncertain nature of these actions and litigation generally, the Company cannot reasonably predict the outcome thereof. If the Company is unable to resolve these matters favorably it will likely have a material adverse effect on the Company.

Northern Dynasty is subject to many risks that are not insurable and, as a result, Northern Dynasty will not be able to recover losses through insurance should such certain events occur

Hazards such as unusual or unexpected geological formations and other conditions are involved in mineral exploration and development. Northern Dynasty may become subject to liability for pollution, cave-ins or hazards against which it cannot insure.  The payment of such liabilities could increase  Northern Dynasty's operating expenses which could, in turn, have a material adverse effect on Northern Dynasty's financial position and its results of operations.  Although Northern Dynasty and the Pebble Partnership maintain liability insurance in an amount which they consider adequate, the nature of these risks is such that the liabilities might exceed policy limits, the liabilities and hazards might not be insurable against, or Northern Dynasty and the Pebble Partnership might elect not to insure themselves against such liabilities due to high premium costs or other reasons, in which event Northern Dynasty could incur significant liabilities and costs that could materially increase Northern Dynasty's operating expenses.

If Northern Dynasty loses the services of the key personnel that it engages to undertake its activities, then Northern Dynasty's plan of operations may be delayed or be more expensive to undertake than anticipated

Northern Dynasty's success depends to a significant extent on the performance and continued service of certain independent contractors, including HDSI.  The Company has access to the full resources of HDSI, an experienced exploration and development firm with in-house geologists, engineers and environmental specialists, to assist in its technical review of the Pebble Project.  There can be no assurance that the services of all necessary key personnel will be available when required or if obtained, that the costs involved will not exceed those that we previously estimated.  It is possible that the costs and delays associated with the loss of services of key personnel could become such that we would not proceed with the development or operation of a mine at the Pebble Project.

The Volatility of Northern Dynasty's Common Shares Can Expose Northern Dynasty to the Risk of Litigation.

Northern Dynasty's common shares are listed on the TSX and NYSE American.  Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved.  These factors include macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the attractiveness of particular industries.  The price of Northern Dynasty's common shares is also likely to be significantly affected by short-term changes in copper, gold, molybdenum, silver and rhenium prices or in Northern Dynasty's financial condition or results of operations as reflected in quarterly earnings reports.

As a result of any of these factors, the market price of Northern Dynasty's common shares at any given point in time may not accurately reflect their long-term value.  Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities.  Northern Dynasty is, and may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Northern Dynasty Will Require Additional Funding to Meet the Development Objectives of the Pebble Project.

Northern Dynasty will need to raise additional financing (through share issuances, debt or asset level partnering) to achieve permitting and development of the Pebble Project.  In addition, a positive production decision at the Pebble Project would require significant capital for project engineering and construction.  Accordingly, the continuing permitting and development of the Pebble Project will depend upon Northern Dynasty's ability to obtain financing through debt financing, equity financing, entering into a joint venture of the project, or other means.  There can be no assurance that Northern Dynasty will be successful in obtaining the required financing, or that it will be able to raise the funds on terms that do not result in high levels of dilution to shareholders.  If we are unable to raise the necessary capital resources, we may at some point have to reduce or curtail our operations, which would have a material adverse effect on our ability to pursue the permitting and development of the Pebble Project.

While we may attempt to reduce the amount of additional financing required by entering into a potential joint venture or other partnership arrangement for advancement of the Pebble Project, there is no assurance that we may be able to conclude any such agreements.  In addition, any joint venture or other form of partnership arrangement for the Pebble Project is anticipated to result in a dilution in our ownership interest in the Pebble Project.

There is also no assurance that we will be successful in securing any long-term project financing utilizing conventional asset level financing, debt, royalty and alternative financing options, such as stream financing.  Any project debt financing that we may obtain in the future will require future repayments of principal and interest from cash flows generated by the Pebble Project.  Likewise, any potential sale of royalty interests in minerals produced from the Pebble Project would require future payments of royalties from cash flows generated by the Pebble Project.  If we enter into any streaming arrangements for the Pebble Project, it is anticipated that we would be required to sell minerals produced from the Pebble Project at preferential rates as consideration for up-front funding provided by the party providing the stream financing.  As a result, any of these financing options are anticipated to impact on the cash flows from the Pebble Project that would be available to the Company should the Pebble Project proceed to development.  Our board of directors has not made any determination as to whether to proceed with any of the above forms of financing and there is no assurance that these financing options will be available to advance development of the Pebble Project.

Other Risks and Uncertainties

You may lose your entire investment

An investment in the Securities of the Company is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider purchasing the Securities of the Company, as there is no assurance that we will ever build a mine at the Pebble Project, commence operations or achieve revenues.

The market price for Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities. Accordingly, the market price of the Common Shares may decline even if our asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the trading price of the Common Shares may be materially adversely affected.

The Volatility of Northern Dynasty's Common Shares Can Expose Northern Dynasty to the Risk of Litigation.

Our common shares are listed on the TSX and NYSE American.  Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved (see previous risk factor).  These factors include macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the attractiveness of particular industries.  The price of Northern Dynasty's common shares is also likely to be significantly affected by short-term changes in copper, gold, molybdenum, silver and rhenium prices or in Northern Dynasty's financial condition or results of operations as reflected in quarterly earnings reports.

As a result of any of these factors, the market price of Northern Dynasty's common shares at any given point in time may not accurately reflect their long-term value.  Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities.  Northern Dynasty is, and may in the future, be the target of similar litigation.  Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors.

The Company was likely a "passive foreign investment company" (a "PFIC") within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

If the Company is a PFIC for any year during a U.S. taxpayer's holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of certain Securities of the Company as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge.  Rules similar to those applicable to dispositions will generally apply to certain "excess distributions" in respect of certain Securities of the Company. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective "qualified electing fund" ("QEF") election or "mark-to-market" election with respect to certain securities of the Company.  A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company's net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year.  A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of certain Securities of the Company over the taxpayer's adjusted cost basis in such shares.

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the BCBCA.  This BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the U.S. Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a "foreign private issuer" under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

1. the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

2. the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

3. the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

4. the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year.  We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements.  For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a "U.S. person" (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C., with respect to matters of Canadian and United States securities laws.

INTEREST OF EXPERTS

Information relating to the Pebble Project in this Prospectus has been derived from the 2023 PEA, which has been prepared by the qualified persons named below and this information has been included in reliance on the expertise of these qualified persons, each of whom co-authored the 2023 PEA:

1.  Robin Kalanchey, P.Eng., an independent Qualified Person;

2. Scott Weston, P.Geo., an independent Qualified Person;

3. Graeme Roper, P.Geo., an independent Qualified Person;

4. Greg Z. Mosher, P.Geo., an independent Qualified Person;

5. Hassan Ghaffari, P.Eng., an independent Qualified Person;

6. Sabry Abdel Hafez, PhD., P.Eng., an independent Qualified Person;

7. Les Galbraith, P.Eng., P.E., an independent Qualified Person;

8. Stuart J. Parks, P.E., an independent Qualified Person;

9. James Wescott Bott, P.E., an independent Qualified Person; and

10. Steven R. Rowland, P.E., an independent Qualified Person.

Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company's property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company's securities or of an associated party or an affiliate of the Company.  The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding Common Shares of the Company

AUDITOR

The auditors of the Company are Deloitte LLP, Chartered Professional Accountants, of Vancouver, British Columbia.  Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia, and within the meaning of the U.S. Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

TRANSFER AGENT AND REGISTRAR

Computershare Investor Services Inc., at its Vancouver office located at 3rd Floor, 510 Burrard Street, Vancouver, BC, V6C 3B9, is the transfer agent and registrar for the Common Shares.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Prospectus is part of the Registration Statement on Form F-10 that we have filed with the SEC.  This Prospectus does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC.  Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.  You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and our securities.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada.  Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.  In addition, the Company is not required to publish financial statements as promptly as United States companies.

You may read any document that the Company has filed with the SEC at the SEC's public reference room in Washington, D.C.  You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  You may read and download some of the documents that the Company has filed with the SEC's EDGAR system at www.sec.gov.  You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company's profile on the SEDAR+ website at www.sedarplus.ca.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in this Prospectus under "Documents Incorporated by Reference", the following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

1. the documents set out under the heading "Documents Incorporate by Reference";

2. the consent of the Company's auditor;

3. the consents of the Company's qualified persons;

4. the powers of attorney from the directors and certain officers of the Company; and

5. the form of debt indenture.

A copy of the form of any warrant indenture or subscription receipt agreements, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia).  The majority of its directors, all of its officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised that a judgement of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgement was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised that there is substantial doubt that whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X.  Under the Form F-X, we appointed Pebble East Claims Corporation as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the securities under the Prospectus.

CONTRACTUAL RIGHTS OF RECISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

In addition, to the extent that we file a Prospectus Supplement to qualify the Underlying Shares issuable upon conversion of any special warrants that we may in the future issue ("Special Warrants"), we will grant to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission will provide that if a holder of a Special Warrant who acquires Common Shares of the Company on exercise of the Special Warrant as provided for in this Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Prospectus or an amendment to the Prospectus containing a misrepresentation, (a) the holder is entitled to rescission of both the holder's exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act") and the articles of the Registrant (the "Articles") regarding indemnification of the Registrant's directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

  an "eligible party" means an individual who:

    is or was a director or officer of the Registrant,

    is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

  an "eligible penalty" is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

  an "eligible proceeding" means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

    is or may be joined as a party, or

    is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

  "expenses" are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

  a "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5-Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  make any other order the Court considers appropriate.

Indemnification under the Articles

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21.2 of the Articles, the Registrant must indemnify a director, former director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

Under Article 21.3 of the Articles and subject to any restrictions in the Act, the Registrant may indemnify any person, including any eligible party, against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Under Article 21.4 of the Articles the Registrant is permitted to advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Subject to the Act, under Article 21.5 of the Articles, the failure of an eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles which governs indemnification of eligible parties.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by him or her as an eligible party.

For the purposes of the Articles, the terms "eligible party", "eligible penalty", "eligible proceeding", "expenses and "proceeding" have the meanings set forth in the Act, as summarized above.

Indemnification under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Annual information form of the Registrant for the year ended December 31, 2024 dated March 27, 2025 (incorporated by reference to Exhibit 99.1 of the Registrant's Form 40-F filed with the Commission on March 28, 2025)

4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2024 and 2023, together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 to the Registrant's Form 40-F filed with the Commission on March 28, 2025)

4.3	Management's discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.3 to the Registrant's Form 40-F filed with the Commission on March 28, 2025)

4.4	Interim consolidated financial statements for the three months ended March 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2025)

4.5	Management and discussion and analysis of financial condition and operations for the three months ended March 31, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2025)

4.6	Management information circular dated May 2, 2025 in respect of the annual general meeting of the shareholders of the Registrant held on June 19, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on May 14, 2025)

5.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm. (2)

5.2	Consent of James Westcott Bott, P.E. (1)

5.3	Consent of Les Galbraith, P.Eng. (1)

5.4	Consent of Hassan Ghaffari, P.Eng. (1)

5.5	Consent of Sabry Abdel Hafez, PhD, P.Eng. (1)

5.6	Consent of Robin Kalanchey, P.Eng. (1)

5.7	Consent of Greg Z. Mosher, P.Geo. (1)

5.8	Consent of Stuart J. Parks, P.E. (1)

5.9	Consent of Scott Weston, P.Geo. (1)

5.10	Consent of Graeme Roper, P.Geo. (1)

5.11	Consent of Steven R. Rowland, P.E. (1)

6.1	Powers of Attorney (included on the signature page in Part III of this Registration Statement) (1)

7.1	Form of Trust Indenture(1)

107	Filing Fee Table (1)

(1)  Previously filed as an exhibit to the initial Registration Statement on Form F-10 filed on June 23, 2025.

(2)  Filed as an exhibit to this Amendment No. 1 to Registration Statement on Form F-10.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on July 2, 2025.

NORTHERN DYNASTY MINERALS LTD.

By:	/s/ Ronald Thiessen

Name: Ronald Thiessen
Title: Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on July 2, 2025.

Signature	Title

/s/ Ronald Thiessen
Chief Executive Officer and Director (Principal Executive Officer)
Ronald Thiessen

/s/ Mark Peters
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark Peters

*

Robert A. Dickinson	Director and Executive Chairman

*

Desmond M. Balakrishnan	Director

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*

Christian Milau	Director

*

Siri C. Genik	Director

*

Kenneth W. Pickering	Director

*

Josie Hickel	Director

*

Isabel Satra	Director

*

Wayne Kirk	Director

*

Josie L. Hickel	Director

*By: /s/ Ronald Thiessen
Name: Ronald Thiessen
Title: Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on July 2, 2025.

PEBBLE EAST CLAIMS CORPORATION

By:	/s/ Ronald Thiessen

Name:	Ronald Thiessen
Title:	Director